UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Tower Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TOWER GROUP, INC.
120 Broadway, 31st Floor
New York, New York 10271

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Our Common Stock:

The Annual Meeting of Stockholders of Tower Group, Inc. (the “Company”) will be held on May 15, 2008 at 10:00 A.M. at the Company’s office, 120 Broadway, 31st Floor, New York, New York 10271 for the following purposes:

(1)	To elect three Directors;

(2)	To vote on the approval of the appointment of an independent registered public accounting firm for the year 2008;

(3)	To vote on the approval of the amendment and restatement of the Company’s 2004 Long Term Equity Compensation Plan;

(4)	To vote on the approval of the material terms of the Company’s 2004 Long Term Equity Compensation Plan;

(5)	To vote on the approval of the material terms of the Company’s Short Term Performance Incentive Plan; and

(6)	To consider such other business as may properly come before the meeting.

Stockholders of record at the close of business on April 1, 2008 are entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors,

Stephen L. Kibblehouse
Secretary

April 11, 2008

TOWER GROUP, INC.
120 Broadway, 31st Floor
New York, New York 10271

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Tower Group, Inc. (the “Company”), for use at the Annual Meeting of Stockholders to be held at the Company’s offices at 120 Broadway, 31st Floor, New York, New York 10271 on May 15, 2008 at 10:00 A.M. This Proxy Statement, the foregoing Notice and the enclosed Proxy are being sent to stockholders of the Company on or about April 11, 2008.

Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary of the Company, by delivering a proxy bearing a later date or by attending the meeting and voting in person. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted in accordance with the Board of Directors’ recommendation on each proposal.

The Board of Directors knows of no other matters that are likely to be brought before the meeting other than those specified in the notice thereof. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted “FOR” the three nominees for the Board of Directors; “FOR” the approval of the appointment by the Audit Committee of the Board of Directors of Johnson Lambert & Co. LLP as the Company’s independent registered public accounting firm for the year 2008; “FOR” the amendment and restatement of the Company’s 2004 Long Term Equity Compensation Plan; “FOR” the approval of the material terms of the Company’s 2004 Long Term Equity Compensation Plan; and “FOR” the approval of the material terms of the Company’s Short Term Performance Incentive Plan.

Stockholders of record at the close of business on April 1, 2008 are entitled to vote at the meeting. On April 1, 2008, the Company had outstanding 23,331,766 shares of common stock, $.01 par value per share. Each outstanding share of common stock is entitled to one vote and there is no cumulative voting. As to each proposal, the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering that matter. Abstentions and broker non-votes will be counted only for the purpose of determining whether a quorum is present.

Directors will be elected by a plurality of the votes cast. As to the other proposals, an affirmative vote of the majority of the shares present (whether in person or by proxy) that are entitled to vote shall constitute approval by the stockholders.

Cost of Solicitation

The Company is soliciting proxies on its own behalf and will incur approximately $25,000 to print and mail this proxy statement. The Company will also request persons, firms and corporations holding shares in their own names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

1.	ELECTION OF DIRECTORS

The Board of Directors has nominated the three persons named below, to hold office until their successors have been duly elected and qualified. The Company believes that each nominee named below will be able to serve. However, should any such nominee not be able to serve as a Director, the persons named in the proxies have advised the Company that they will vote for the election of such substitute nominee as the Board of Directors may propose.

Nominees for Director

Directors hold office in accordance with the by-laws that provide for Class I, II and III Directors. The Directors in each class serve three-year terms, with the expiration of terms staggered according to class. Officers are elected by and serve at the discretion of the Board of Directors. The following Directors have terms that expire at the 2008 Annual Meeting of Stockholders and have been nominated to stand for election as Class III Directors with terms expiring in 2011:

Name	Age	Position

Michael H. Lee	50	Chairman of the Board, President and Chief Executive Officer
Steven W. Schuster	53	Director
William W. Fox, Jr.	66	Director

The names of the nominees, their principal occupation, length of service as Directors of the Company and certain other biographical information are set forth below:

Michael H. Lee
Chairman of the Board, President and Chief Executive Officer
Mr. Lee currently serves as Chairman of the Board of Directors, President and Chief Executive Officer and has held these positions at the Company since its formation in 1995 and at its subsidiaries since their formation. Before founding the Company’s first insurance subsidiary, Tower Insurance Company of New York, in 1990, Mr. Lee was an attorney in private practice specializing in advising entrepreneurs on the acquisition, sale and formation of businesses in various industries. Mr. Lee received a B.A. in Economics from Rutgers University in 1980 and a J.D. from Boston College Law School in 1983. He is admitted to practice law in New York and New Jersey. Mr. Lee has worked in the insurance industry for over 18 years with experience in insurance, finance, underwriting, sales and marketing, claims management and administration and law. As previously announced, Michael H. Lee also serves as Chairman, President and Chief Executive Officer of CastlePoint Holdings, Ltd.

Steven W. Schuster
Director
Mr. Schuster has served on the Board of Directors of the Company since 1997. Mr. Schuster has been engaged in the practice of corporate law for over 25 years and is co-chair of McLaughlin & Stern LLP’s corporate and securities department, where he has been a partner since 1995. Mr. Schuster received his B.A. from Harvard University in 1976 and his J.D. from New York University in 1980.

William W. Fox, Jr.
Director
Mr. Fox, who became a director in April 2006, has over 40 years experience in the insurance and reinsurance industry. Mr. Fox was employed by Balis & Co., Inc. and its successor, the Guy Carpenter reinsurance brokerage division of Marsh & McLennan Companies, from 1962 through 1988, and again from 1992 through 1999. Mr. Fox had a number of positions at Balis & Co. Inc., and Guy Carpenter, including President of Balis from 1985 through 1988 and again from 1992 through 1999. Mr. Fox also served as a member of Guy Carpenter’s Executive Committee and Board of Directors, and as a Managing Director of J&H, Marsh & McLennan. Between 1992 and 1999, Mr. Fox was also the Chief Executive Officer of Excess Reinsurance Company. In 1988, Mr. Fox founded PW Reinsurance Management Company (“PW Group”), as a joint venture with Providence Washington Insurance Company (“Providence”) to underwrite reinsurance on behalf of Providence. Mr. Fox was a Senior Vice President of Providence from 1988 to 1989 and was responsible for selecting and overseeing reinsurance intermediaries. In 1989, the Baloise Insurance Group acquired Providence and appointed Mr. Fox President of the PW Group. Mr. Fox also served as a Director on the Boards of Insurance Services Offices, Legal Mutual Insurance Society of Maryland, Penn Mutual Insurance Group and Green Tree Perpetual Insurance Company. Mr. Fox is a member of the CPCU Society and holds a Pennsylvania Property and Casualty Broker’s License.

CORPORATE GOVERNANCE
Director Independence

The Board of Directors applies the standards of the NASDAQ Stock Market (“NASDAQ”) in determining whether a Director is “independent.” The NASDAQ rules generally provide that no Director or nominee for Director qualifies as “independent” unless the Board of Directors affirmatively determines that such person has no relationship with the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. Specifically, the following persons may not be considered independent: (i) a Director or nominee for Director who is, or at any time during the past three years was, employed by the Company or by any subsidiary of the Company; (ii) a Director or nominee for Director who accepts, or has a family member who accepts, any payments from the Company or any subsidiary of the Company in excess of $100,000 during any period of twelve consecutive months within any of the past three fiscal years preceding the determination of independence other than (1) compensation for Board or Board Committee service; (2) compensation paid to a family member who is a non-executive employee of the Company or a subsidiary of the Company or (3) benefits under a tax-qualified retirement plan, or non-discretionary compensation; (iii) a Director or nominee for Director who has a family member who is, or at any time during the past three years was, employed by the Company or any subsidiary of the Company as an executive officer; (iv) a Director or nominee for Director who is, or has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceeded 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (1) payments arising solely from investments in the Company’s securities or (2) payments under non-discretionary charitable contribution matching programs; (v) a Director or nominee for Director who is, or has a family member who is, employed as an executive officer of another entity at any time during the past three years where any of the executive officers of the Company serves on the compensation committee of such other entity; and (vi) a Director or nominee for Director who is, or has a family member who is, a current partner of the Company’s independent registered public accounting firm, or was a partner or employee of the Company’s independent registered public accounting firm, who worked on the Company’s audit at any time during the past three years.

The Board of Directors, in applying the above-referenced standards, has affirmatively determined that each of the following individuals is an “independent” Director of the Company: Mr. Steven W. Schuster, Mr. Charles A. Bryan, Mr. Austin P. Young, III, and Mr. William W. Fox, Jr. As part of the Board’s process in making such determination, each such Director provided confirmation that (a) all of the above-cited objective criteria for independence are satisfied and (b) each such Director has no other relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.

In 2006, the Board of Directors passed a resolution stating that independent directors shall not accept directly or indirectly any consulting, legal, advisory, or other compensatory fee from the Company or any of its subsidiaries, other than fees paid to such Director in his or her capacity as a member of the Board and its Committees.

Independent Directors

The Company’s Board of Directors has determined that a majority of its members meet NASDAQ’s standards for independence. See “Director Independence” above. The Company’s independent Directors will meet in executive session at least twice during 2008.

Audit Committee

The Company’s Board of Directors has determined that all members of the Audit Committee meet the standards of independence required of Audit Committee members by applicable NASDAQ and United States Securities and Exchange Commission (the “SEC” or the “Commission”) rules and regulations. See “Director Independence” above.

The Board of Directors has determined that: (i) none of the members of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; (ii) all of the members of the Audit Committee are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement; and (iii) Mr. Austin P. Young, III, who previously served as an audit partner in the Houston and New York offices of KPMG Peat Marwick until 1986, is an Audit Committee financial expert. In making this last determination, the Board of Directors made a qualitative assessment of Mr. Young’s level of knowledge and experience based on a number of factors, including his formal education, past employment experience in accounting and professional certification in accounting.

The Audit Committee operates under a formal written charter adopted by the Board of Directors that governs its duties and conduct. The charter is reviewed annually for appropriate revisions. Copies of the charter can also be obtained free of charge on the Company’s web site, www.twrgrp.com, or by contacting the Company’s Corporate Secretary at the address appearing on the first page of this proxy statement.

Johnson Lambert & Co. LLP, the Company’s independent registered public accounting firm, reports directly to the Audit Committee. The Audit Committee meets with management and the Company’s independent registered public accounting firm before the filing of officers’ certifications with the SEC to receive information concerning, among other things, any significant deficiencies in the design or operation of internal control over financial reporting. The Audit Committee has also established procedures to enable confidential and anonymous reporting to the Audit Committee of concerns regarding accounting or auditing matters. The Company conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by the Audit Committee.

Compensation Committee

All members of the Compensation Committee have been determined to meet NASDAQ’s standards for independence. See “Director Independence” above. Further, each member is a “non-employee Director,” as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended, and an “outside Director” as defined in Treasury Regulations Section 1.162-27, promulgated under the Internal Revenue Code of 1986, as amended. The Compensation Committee operates under a formal written charter adopted by the Board of Directors that governs its duties and conduct. The charter is reviewed annually for appropriate revisions. Copies of the charter can also be obtained free of charge on the Company’s web site, www.twrgrp.com, or by contacting the Company’s Corporate Secretary at the address appearing on the first page of this proxy statement.

Corporate Governance and Nominating Committee

All members of the Corporate Governance and Nominating Committee have been determined to meet NASDAQ’s standards for independence. See “Director Independence” above. The Corporate Governance and Nominating Committee operate under a formal written charter that governs its duties and standards of performance. The charter is reviewed annually for appropriate revisions. Copies of the charter can also be obtained free of charge on the Company’s web site, www.twrgrp.com, or by contacting the Company’s Corporate Secretary at the address appearing on the first page of this proxy statement.

As part of its duties, the Corporate Governance and Nominating Committee develops and recommends to the Board of Directors corporate governance principles. The Corporate Governance and Nominating Committee also identifies and recommends individuals for Board of Directors membership. To be considered for membership on the Board of Directors, a candidate should meet the following criteria, at a minimum: a solid education, extensive business, professional or academic experience, and the requisite reputation, character, skills and judgment, which, in the Corporate Governance and Nominating Committee’s view, have prepared him or her for dealing with the multifaceted financial, business and other issues that confront a Board of Directors of a corporation with the size, complexity, reputation and success of the Company.

In connection with each of the Company’s annual meetings of stockholders, the Corporate Governance and Nominating Committee will consider candidates for Director recommended by any stockholder who (a) has been a continuous record owner of at least 2% of the Company’s common stock for at least one year prior to submission and (b) provides a written statement that the holder intends to continue ownership of the shares through the stockholder’s meeting. Such recommendations must be made by written notice addressed to the Corporate Secretary of the Company no more than 120 days and no less than 90 days prior to the anniversary of the date the Company first mailed its proxy materials for the previous year’s annual meeting of stockholders. Consequently, any such recommendation for consideration by the Corporate Governance and Nominating Committee with respect to the Company’s 2008 annual meeting of stockholders must be made no earlier than December 20, 2008 or no later than January 19, 2009.

Pursuant to the above procedures, once the Corporate Governance and Nominating Committee has identified prospective nominees, background information will be solicited on the candidates, following which they will be investigated, interviewed and evaluated by the Corporate Governance and Nominating Committee, which will then report to the Board of Directors. No distinctions will be made as between internally-recommended candidates and those recommended by stockholders.

All the Director nominees named in this proxy statement met the Board of Directors’ criteria for membership and were recommended by the Corporate Governance and Nominating Committee for election by stockholders at this Annual Meeting.

All nominees for election at this Annual Meeting are current members of the Board standing for re-election.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that includes provisions ranging from restrictions on gifts to conflicts of interest, portions of which Code are intended to meet the definition of a “code of ethics” under applicable SEC rules. The Code is applicable to all Directors, officers and employees, including the principal executive officer, principal financial officer and persons performing similar functions. Copies of the Code can be obtained free of charge from the Company’s web site, www.twrgrp.com, or by contacting the Company’s Corporate Secretary at the address appearing on the first page of this proxy statement.

Communications with the Board of Directors

A stockholder who wishes to communicate with the Board of Directors, or specific individual Directors, may do so by directing a written request addressed to such Directors or Director at the address appearing on the first page of this proxy statement. All communications directed to members of the Board of Directors will be relayed to the intended Director(s).

Additional Information Regarding the Board

Meetings. During 2007, the Board of Directors met 11 times. The Board’s standing independent committees consist of the Audit, Compensation and Corporate Governance and Nominating Committees. Each Director attended at least 75% of the total number of meetings of the Board of Directors and any committee on which such Director served. All directors were present at the annual meeting of stockholders.

Board Committees. The Audit Committee met 12 times in 2007. During 2007, the Audit Committee consisted of Messrs. Young (Chairperson), Fox, Bryan and Schuster (commencing July 2007). Among other duties, the Audit Committee recommends the selection of the Company’s independent registered public accounting firm; reviews and recommends action by the Board of Directors regarding the Company’s quarterly and annual reports filed with the SEC; discusses the Company’s audited financial statements with management and the independent registered public accounting firm; and reviews the scope and results of the independent audit and any internal audit.

The Compensation Committee met 16 times in 2007. During 2007, the Compensation Committee consisted of Messrs. Bryan (Chairperson), Schuster, Fox and Young (commencing July 2007). Among other duties, the Compensation Committee evaluates the performance of the Company’s principal officers, recommends to the Board of Directors the selection and compensation of principal officers and administers the Company’s various compensation plans.

The Corporate Governance and Nominating Committee met 5 times in 2007. The Corporate Governance and Nominating Committee is responsible for recommending to the Board of Directors candidates for nomination to the Board and consisted of Messrs. Schuster (Chairperson), Fox, Young and Bryan (commencing July 2007).

The Company does not have a policy with regard to members of the Board of Directors attendance at annual stockholder meetings.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. Bryan, Fox, Schuster and Young, none of whom were officers or employees of the Company during 2007. None of the Company’s executive officers served as a Director or member of the Compensation Committee (or other board committee performing similar functions) of any entity of which Mr. Bryan, Mr. Fox, Mr. Schuster or Mr. Young was an executive officer, nor did any of the Company’s executive officers serve as a member of the Compensation Committee (or other board committee performing similar functions or, in the absence of such a committee, the entire Board of Directors) of any entity for which any of the Company’s Directors served as an executive officer.

The Board and Board Committees

Corporate
Governance and
		Compensation	Nominating
Name	Audit Committee	Committee	Committee
Charles A. Bryan*	X	CHAIR	X
Francis M. Colalucci
William W. Fox, Jr.*	X	X	X
Michael H. Lee
Steven W. Schuster*	X	X	CHAIR
Austin P. Young, III*	CHAIR	X	X
Number of meetings in 2007	12	16	5

* Independent Director

Transactions with Related Persons

Mr. Michael Lee, the Company’s Chairman of the Board, President and Chief Executive Officer, is also the Chairman and Chief Executive Officer of CastlePoint Holdings, Ltd. (“CastlePoint”), a Bermuda-based insurance and reinsurance holding company that the Company sponsored in 2006. Mr. Lee owns 500,000 shares of common stock of CastlePoint, representing 1.7% of the outstanding shares of CastlePoint. During 2007, Mr. Lee earned salary and bonus of approximately $810,828 from CastlePoint and received options to purchase common shares of CastlePoint with a fair value (determined pursuant to Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”) of approximately $489,373.

As part of the sponsorship and capitalization of CastlePoint, the Company invested $15 million and received 2,555,000 common shares of CastlePoint. At the time of CastlePoint’s capitalization in April 2006, the Company also received a warrant to purchase additional common shares of CastlePoint.

On November 13, 2006, the Company entered into a stock purchase agreement with a subsidiary of CastlePoint pursuant to which the Company agreed to issue and sell 40,000 shares of perpetual preferred stock to the subsidiary for aggregate consideration of $40 million. The transaction closed on December 4, 2006. On January 26, 2007, the Company fully redeemed all 40,000 shares of the preferred stock for $40.0 million.

The Company has a strategic relationship with CastlePoint, pursuant to which the Company’s subsidiaries have entered into a master agreement and a number of reinsurance, service and expense sharing and management agreements with CastlePoint and its subsidiaries.

Master Agreement with CastlePoint

In 2006, the Company entered into a master agreement with CastlePoint (the “Master Agreement”). The Master Agreement provides that, subject to the receipt of any required regulatory approvals, CastlePoint will manage the traditional program business and the specialty program business, and the Company will manage the brokerage business. The program managers are required to purchase property and casualty excess of loss reinsurance and property catastrophe excess of loss reinsurance to protect the net exposure of the participants. In purchasing the property catastrophe excess of loss reinsurance, the manager may retain risk equating to no more than 10% of the combined surplus of the Company and CastlePoint Insurance Company (“CPIC”) (referred to as the pooled catastrophe retention).

The parties to the Master Agreement agreed to exercise good faith, and to cause their respective subsidiaries to exercise good faith, to carry out the intent of parties in the event the specific agreements contemplated by the Master Agreement must be revised to comply with regulatory requirements.

Reinsurance Agreements with CastlePoint

The Company’s insurance subsidiaries are parties to three multi-year quota share reinsurance agreements with CastlePoint Reinsurance Company, Ltd. (“CastlePoint Reinsurance”) covering brokerage business, traditional program business and specialty program business.

Under the brokerage business quota share reinsurance agreement, which covers business that the Company has historically written through its retail and wholesale agents, the Company’s insurance subsidiaries cede between 25% and 50% of premiums and losses, such ceding percentage being subject to periodic adjustment by the Company. The Company’s insurance subsidiaries ceded $209.6 million of direct premium written and received commissions of $72.6 million under this agreement in 2007. For the period April 1, 2007 through June 30, 2007, CPIC was added as a reinsurer under the brokerage business quota share reinsurance agreement and the Company ceded 9% of its premiums and losses to CPIC and 40% of its premiums and losses to CastlePoint Reinsurance.

The traditional program business quota share reinsurance agreement covers program business historically written by the Company. Under this agreement, the Company’s insurance subsidiaries cede 50% of the Company’s net retention on the traditional program business to CastlePoint Reinsurance and share premium revenue and losses in proportion to the parties’ respective quota share of participation. Ceding commissions, which are intended to approximate expenses, are deemed to be approximately 30% of business ceded. Under the specialty program business and insurance risk-sharing business quota share reinsurance agreement, which covers business not historically written by the Company, the Company’s insurance subsidiaries cede 85% of the Company’s net retention on specialty program business to CastlePoint Reinsurance and receive a provisional ceding commission of 30%, subject to a minimum of 30% and a maximum of 36%. The Company’s insurance subsidiaries ceded $11.4 million of direct premium written and received commissions of $3.4 million under the traditional and specialty program and insurance risk-sharing business quota share reinsurance agreements in 2007.

Effective April 1, 2007, under the brokerage business quota share reinsurance agreement, CastlePoint agreed to pay 30% of the Company’s property catastrophe reinsurance premiums relating to the brokerage business managed by the Company and 30% of the Company’s net retained property catastrophe losses. CastlePoint and the Company will participate proportionately in catastrophe reinsurance on the underlying brokerage business. The premium payment was $2.3 million in 2007. CastlePoint Reinsurance also participated as a reinsurer on the Company’s overall property catastrophe reinsurance program from July 1, 2006 to June 30, 2007, and the Company’s excess of loss reinsurance program, effective May 1, 2006. Under the catastrophe reinsurance program, the Company ceded $1.2 million to CastlePoint Reinsurance in 2007. Effective July 1, 2007 CastlePoint Reinsurance no longer participated as a reinsurer on the Company’s catastrophe reinsurance program which now includes coverage for business written by CPIC and produced and managed by Tower Risk Management Corp. (TRM”). Under the excess of loss program, the Company ceded excess of loss reinsurance premiums of $3.2 million to CastlePoint Reinsurance in 2007.

In addition, the Company and CastlePoint entered into two aggregate excess of loss reinsurance agreements for the brokerage business with CastlePoint effective October 1, 2007. The purpose of the two aggregate excess of loss reinsurance agreements is to equalize the loss ratios for the brokerage business written by CPIC and the Company. Under the first agreement, Tower Insurance Company of New York (“TICNY”) will reinsure approximately 85% (which percentage will be adjusted to equal Tower’s actual percentage of the total brokerage business written by the Company and CPIC) of CPIC’s brokerage business losses above a loss ratio of 52.5%. Under the second agreement, CPIC will reinsure approximately 15% (which percentage will be adjusted to equal CastlePoint’s actual percentage of the total brokerage business written by the Company and CPIC) of the Company’s brokerage business losses above a loss ratio 52.5%. The Company and CPIC each paid $0.8 million to the other under these agreements for 2007.

Management Agreements with CastlePoint

Under the program management agreement, CastlePoint Management Corp. (“CPM”) was appointed by TICNY to perform certain underwriting and claims services, effective January 1, 2007, with respect to the traditional and specialty program business and insurance risk-sharing business, such as soliciting, underwriting, quoting, binding, issuing and servicing of insurance policies. In circumstances where CPM cannot fully perform these functions on its own, CPM plans to delegate authority to the program underwriting agents or to purchase services from the Company under the service and expense sharing agreement. The Company paid $3.4 million in expense reimbursements to CPM in 2007 under this agreement.

TRM entered into a management agreement with CPIC effective July 1, 2007 to produce and manage brokerage business on behalf of CPIC. Under this agreement, TRM receives a provisional management fee equal to 34.0% of the subject premium of the business produced by TRM. The amount of the fee is adjusted between 31.0% and 36.0% based on the loss ratio of the business produced. During 2007, TRM produced $83.7 million of premium and earned $26.8 million in direct commission revenues from CPIC. The maximum potential reduction to direct commission revenue is $4.1 million.

Service and Expense Sharing Agreements with CastlePoint

Under the service and expense sharing agreements, CPM can purchase from TICNY, and TICNY can purchase from CPM, certain insurance company services, such as claims adjustment, policy administration, technology solutions, underwriting, and risk management services, at cost and market these services to program underwriting agents on an unbundled basis. CPM shares with the Company 50% of the profits and losses generated from marketed services. The Company charged CastlePoint $1.4 million for such services in 2007. There were no charges from CastlePoint for services in 2007.

Effective May 2007, TRM entered into a service agreement with CPM pursuant to which TRM provides to CPM and CPM may provide to TRM insurance company services such as claim adjustment, policy administration, technologies solutions, underwriting and risk management services. Under this agreement TRM agreed to produce and manage, on behalf of CPM, CPIC’s share of the Company’s brokerage business. During 2007, TRM produced $0.5 million of premium and earned $0.2 million in management fees from CPIC pursuant to this agreement. In addition, CastlePoint paid $0.3 million in 2007 for claim adjustment services under this agreement. As discussed above, effective July 1, 2007, TRM entered into a new agreement to produce and manage CPIC business.

Board of Directors Related Party Policies

In 2006, the Board of Directors passed a resolution stating that independent directors shall not accept directly or indirectly any consulting, legal, advisory, or other compensatory fee from the Company or any of its subsidiaries, other than fees paid to such Director in his or her capacity as a member of the Board and its Committees.

On February 22, 2007, the Board of Directors adopted a written policy that calls for the prior review and approval by the Audit Committee of any proposed transaction (or series of transactions) between the Company and any related party, other than transactions involving a total amount less than $50,000. Under the policy, full disclosure of all facts and circumstances relating to the proposed transaction must be made to the Audit Committee, which may only approve transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders. Related parties are defined as executive officers, 5% stockholders, directors, director nominees and any of their immediate family members (as those terms are defined under Item 404 of Regulation S-K).

MANAGEMENT — DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the names, ages and positions of the Company’s Directors and executive officers.

Name	Age	Position

Michael H. Lee(3)	50	Chairman of the Board, President and Chief Executive Officer
Francis M. Colalucci(1)	63	Senior Vice President, Chief Financial Officer, Treasurer and Director
Steven W. Schuster(3)	53	Director
Charles A. Bryan(1)	61	Director
William W. Fox, Jr.(3)	66	Director
Austin P. Young, III(2)	67	Director
Steven G. Fauth(4)	47	Senior Vice President, Claims, Secretary and Director
Patrick J. Haveron	46	Senior Vice President and Chief Operating Officer
Jerome H. Kaiser	51	Senior Vice President and Chief Information Officer
Stephen L. Kibblehouse	52	Senior Vice President, General Counsel and Secretary
Gary S. Maier	43	Senior Vice President, Chief Underwriting Officer
Christian K. Pechmann	58	Senior Vice President, Marketing & Distribution
Laurie Ranegar	46	Senior Vice President, Operations

(1)	Denotes Class I Director with term to expire in 2010.

(2)	Denotes Class II Director with term to expire in 2009.

(3)	Denotes Class III Director with term to expire in 2008.

(4)	Resigned all positions with the Company effective June 30, 2007.

Set forth below is certain biographical information on each of the Company’s Directors and executive officers (other than Messrs. Lee, Schuster and Fox, for whom such information is provided above under “— Nominees for Director”):

Francis M. Colalucci, C.P.A.
Senior Vice President, Chief Financial Officer, Treasurer and Director
Mr. Colalucci joined the Company in February 2002 as Senior Vice President, Chief Financial Officer and Treasurer. He has been a director of the Company since March 2002. From 1996 until 2001,

Mr. Colalucci was employed by the Empire Insurance Company, a property and casualty insurance company, and ultimately served as Executive Vice President, Chief Financial Officer and Treasurer in addition to being a member of that company’s Board of Directors. From 1974 to 1996, Mr. Colalucci was employed by the Continental Insurance Companies in various senior financial positions. From 1966 to 1974, Mr. Colalucci was employed by Deloitte & Touche, CPAs. Mr. Colalucci received a B.B.A. in Accounting from St. John’s University in 1966 and is a New York State licensed Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants and Financial Executives International.

Charles A. Bryan, C.P.A., F.C.A.S.
Director
Mr. Bryan, a Director since 2004, has been the President of CAB Consulting, LLC, an insurance consulting firm that provides general management, merger and acquisition, actuarial and accounting services, since 2001. From 1998 to 2000, Mr. Bryan served as Senior Vice President and Chief Actuary for Nationwide Insurance Group. Mr. Bryan is a Fellow of the Casualty Actuarial Society, a Certified Public Accountant, and a Chartered Property and Casualty Underwriter. Mr. Bryan also serves on the Board of Directors of Safe Auto, Medical Mutual of Ohio and the Ohio Bureau of Workers Compensation. Mr. Bryan received an MBA in General Management from Golden Gate University in 1970, an M.S. in Mathematics from Purdue University in 1969 and a B.S. in Mathematics from John Carroll University in 1968.

Austin P. Young, III, C.P.A.
Director
Mr. Young, a Director since 2004, currently serves as a Director and the Chairman of the Audit Committee of Administaff, Inc and Amerisafe, Inc. Previously, he served as Senior Vice President, Chief Financial Officer and Treasurer of CellStar Corporation from 1999 to December 2001, when he retired. Before joining CellStar Corporation, he served as Executive Vice President — Finance and Administration of Metamor Worldwide, Inc. from 1996 to 1999. Mr. Young also held the position of Senior Vice President and Chief Financial Officer of American General Corporation for over eight years. He was a partner in the Houston and New York offices of KPMG Peat Marwick where his career spanned 22 years before joining American General Corporation. He holds an accounting degree from the University of Texas and is also a member of the Houston and State Chapters of the Texas Society of Certified Public Accountants, the American Institute of Certified Public Accountants and Financial Executives International.

Steven G. Fauth
Senior Vice President, Claims, Secretary and Director
Mr. Fauth, who resigned from all his positions with Company effective June 30, 2007, joined Tower Insurance Company of New York in 1993 as Senior Vice President, Claims and General Counsel. He held these positions at TICNY from 1993 to June 2006 and the Company from 1995 to June 2006. In June 2006 Mr. Fauth stopped serving as General Counsel in order to focus on the growing claims department and in-house legal departments. His duties included oversight of the Claims and Legal divisions of the Company. Before joining the Company, Mr. Fauth was involved in all aspects of commercial litigation, with an emphasis on contract, products liability and negligence defense at the law firm of Whitman & Ransom for five years and the New York trial practice firm of Lunney & Crocco for three years. Mr. Fauth received a B.S. in Accounting from Boston College in 1982 and a J.D. from Duke University School of Law in 1985. Mr. Fauth had been a director of the Company since 1995.

Patrick J. Haveron, C.P.A.
Senior Vice President and Chief Operating Officer
Mr. Haveron joined the Company in April 2007 when the Company acquired Preserver Group, Inc. (“Preserver”). He was President and Chief Executive Officer of Preserver from 2004 and served as its Chief Financial Officer and a variety of other financial and executive roles since he joined that company in 1988. Previously he worked for Coopers & Lybrand from 1983 until 1988. Mr. Haveron received a B.S. in Accounting from the University of Scranton and is a New Jersey licensed Certified Public Accountant. He is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants. Mr. Haveron is actively involved in industry matters including the Property Casualty Insurers Association of America, of which he is a member of that association’s Board of Governors.

Jerome H. Kaiser, Ph.D.
Senior Vice President and Chief Information Officer
Dr. Kaiser joined the Company in February 2006 as Senior Vice President and Chief Information Officer. From 1999 to 2006, he was Director of Systems for Rothschild Inc., a private investment bank. From 1992 to 1999, he held various positions within the pharmaceutical industry including Director of Product Management at Pfizer, Inc. and before that Director of Information Management for Global Development at Hoffman-LaRoche. Before working in industry, Dr. Kaiser was an associate professor of physics at the University of Texas at Arlington. He also serves on the board of directors of Datatrak International (DATA). Dr. Kaiser has a Bachelor of Science degree in Theoretical Physics and a Ph.D. in Physics from the University of East Anglia.

Stephen L. Kibblehouse
Senior Vice President, General Counsel and Secretary
Mr. Kibblehouse joined the Company in June 2006 as Senior Vice President and General Counsel and became Secretary in July 2007. Before joining the Company, he was appointed Chief Executive Officer, General Counsel and member of the Board of Directors of Highlands Insurance Group, Inc. (“Highlands”) in November 2001 to lead that publicly-traded company through a run-off and winding up of operations. The run-off of Highlands included a reorganization of the company and certain of its non-insurance subsidiaries under Chapter 11 of the Bankruptcy Code, which was completed in 2003 and pursuant to which Mr. Kibblehouse became Liquidating Trustee of the Highlands Insurance Group Liquidating Trust. During the run-off process, a number of Highlands’ insurance subsidiaries were placed under regulatory supervision and ultimately into receivership. Previously, Mr. Kibblehouse served in various capacities, including General Counsel and Senior Vice President, Legal & Regulatory Compliance at Highlands and its predecessor, Vik Brothers Insurance Group. From 1987 until 1993, Mr. Kibblehouse worked in private practice where he represented clients with respect to securities, mergers, acquisitions and other financial transactions. Mr. Kibblehouse also worked for the U.S. Securities and Exchange Commission as an attorney in the Division of Enforcement from 1984 until 1987. Before practicing law, Mr. Kibblehouse began his career as a certified public accountant. Mr. Kibblehouse holds a Bachelor of Science degree in Accounting from the University of Delaware and a Juris Doctor from Villanova University School of Law.

Gary S. Maier
Senior Vice President, Chief Underwriting Officer
Mr. Maier joined the Company in June 2005. Before joining the Company, Mr. Maier served as Senior Vice President and Chief Underwriting Officer of OneBeacon Insurance Group in New York. In his role at OneBeacon Insurance Group, Mr. Maier managed the New York and New Jersey territories. Before that, Mr. Maier served as Senior Vice President and Chief Underwriting Officer of Commercial Lines for Chubb Insurance Group’s Mid-Atlantic Region in which he managed a $400 million middle-market commercial portfolio in seven states with six field offices and a regional small commercial underwriting center.

Christian K. Pechmann
Senior Vice President, Marketing & Distribution
Mr. Pechmann joined the Company in September 2003. Before that, Mr. Pechmann was employed in various roles at Kemper Insurance Companies for 32 years. His most recent position with that company was as Northeast Region President, responsible for management and profitability of seven operating branch offices. A 1971 graduate of Hartwick College, Mr. Pechmann received a B.A. in English.

Laurie Ranegar
Senior Vice President, Operations
Ms. Ranegar joined the Company in October 2003 as Vice President of Operations. She was promoted to Senior Vice President in January 2006. She currently manages underwriting operations, with responsibility for policy issuance service and delivery, billing and collections, premium audit, statistical reporting and process engineering. She has 23 years of insurance industry experience. Her most recent prior experience was with Kemper Insurance where she was Regional Operations Director, responsible for underwriting operations in seven branch offices located throughout the northeast from 2002 until 2003. Before Kemper, Ms. Ranegar held management positions at Highlands Insurance Group, Inc. from 1996 until 2002 where she was Vice President, Claim Field Operations, responsible for technical claim handling and operations in the field claim offices and Vice President, Underwriting and Operations, responsible for a small business service center. She began her insurance career with Aetna Life and Casualty as a Liability Claim Representative in New York City. At Aetna, and subsequently Travelers, she held positions of increasing responsibility including Assistant Director responsible for the consolidation of Aetna and Travelers claim field offices. Ms. Ranegar graduated from the University of Pittsburgh with a B.A. in Economics.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of April 1, 2008 by: (i) each person known to the Company to own beneficially more than 5% of the outstanding common stock; (ii) each of the Company’s Directors and persons referred to in the Summary Compensation Table; and (iii) all of the Directors and executive officers as a group. As used in this table, “beneficially owned” means the sole or shared power to vote or dispose of, or to direct the voting or disposition of the shares, or the right to acquire such power within 60 days after April 1, 2008 with respect to any shares.

	Shares	Percent
	Beneficially	Beneficially
Name(1)	Owned(2)	Owned

Michael H. Lee(3)	2,984,510	12.71%
Francis M. Colalucci(4)	40,885		*
Charles A. Bryan	10,181		*
William W. Fox, Jr.	1,799		*
Patrick J. Haveron	9,081		*
Stephen L. Kibblehouse	11,123		*
Gary S. Maier	27,150		*
Steven W. Schuster	7,181		*
Austin P. Young, III	8,181		*
Wasatch Advisors, Inc.(5)	1,392,866	5.93%
Total Directors and Executive Officers	3,130,252	13.33%

*	Less than 1%

(1)	The named stockholders’ business address is 120 Broadway, New York, New York 10271, except that the business address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, UT 84111.

(2)	To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, unless otherwise noted in the footnotes to this table.

(3)	Includes 90,000 shares issuable upon the exercise of stock options held by Mrs. Helen Lee, Mr. Michael H. Lee’s wife, and 56,700 shares issuable upon the exercise of stock options held by Mr. Lee. Mr. Lee has pledged 2,649,609 shares in connection with a loan agreement.

(4)	Includes 8,100 shares issuable upon the exercise of stock options.

(5)	According to the Schedule 13G filed in February 2008 with the SEC by Wasatch Advisors, Inc., it has sole voting power with respect to 1,392,866 shares of common stock of the Company acquired in the ordinary course of business.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and Directors and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms received by the Company with respect to fiscal year 2007 or written representations from certain reporting persons during the year ended December 31, 2007, all Section 16(a) filing requirements applicable to the Directors, officers and greater than 10% stockholders were complied with by such persons.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The Company’s compensation philosophy for named executive officers conforms generally to its compensation philosophy for all employees. The executive compensation program is designed to attract and retain the services of highly qualified executives and to reward and provide incentives for individual performance as well as overall Company performance. The Company seeks to establish and maintain a performance-driven, entrepreneurial culture that delivers exceptional value to its stockholders. The program is also designed to attract and reward individuals who fit that culture and reflect its core values. To attract and retain highly skilled individuals, the compensation program is intended to be competitive with that offered by other employers within the industry who compete with the Company for talent.

Each executive officer’s compensation will reflect that individual’s level of responsibility, the Company’s performance, achievement of individually established goals, personal contribution to the Company’s success, experience, expertise, knowledge of the Company’s operations and the insurance industry, and marketplace considerations.

Elements of Compensation

Compensation consists of four key elements for executive officers: (i) base salary, (ii) annual cash bonus, (iii) stock-based incentives and (iv) supplemental benefits, including perquisites.

Base Salaries. The annual base salary is the fixed element of compensation and is intended to attract and retain high performing executives. The value of base salary for each of the Company’s executive officers reflects the executive officer’s position and tenure with the Company, the Company’s needs, and the executive officer’s individual performance, achievements and contributions to the Company, and salary ranges within the peer group identified below.

Annual Cash Bonuses. The Company’s executive officers are eligible for discretionary cash bonuses. The Chief Executive Officer provides recommendations to the Compensation Committee for these annual cash bonuses (other than his own). The Compensation Committee then determines the size of these short-term cash payments as described below. For executive officers, the target bonus is expressed as a target percentage of the base salary (generally no less than 20%) or as a target bonus amount. The actual bonus earned will vary upwards or downwards depending upon the performance of the executive officer and the Company as determined by the Compensation Committee in its discretion.

Stock-Based Incentives. The third element of compensation is a stock-based incentive plan that has historically consisted of restricted stock awards under the Company’s 2004 Long Term Equity Compensation Plan (the “Equity Compensation Plan”). The purposes of these long-term equity grants are to align the interest of the executive officers with those of the stockholders and to retain and reward the executive officers for their service. Under the Equity Compensation Plan, stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares may be granted to key employees, including executive officers of the Company. The Compensation Committee administers the Equity Compensation Plan and determines awards under the Plan in its discretion. The Company believes that stock-based incentives emphasize the importance of improving stock price performance and increasing stockholder value over the long-term by encouraging executives to own the Company’s common stock. To provide consistent incentives to its executives, regardless of short term variations in the price of the Company’s stock, the Compensation Committee approved only restricted stock awards for performance in 2007 and 2006. The Committee awards each named executive officer restricted stock with a stated value. The number of shares received by the executive is determined by dividing that stated value by the price of the Company’s stock (equal to 100% of the average of the highest and lowest price of the stock) on the date of grant. On March 13, 2008, 55,120 shares of restricted stock were granted under the plan for performance in 2007 to named executive officers. Although the Company encourages ownership by officers and directors of the Company’s stock through its equity-based awards, it does not have any stock ownership requirements for officers or Board members. On the occurrence of a change in control of the Company as described below, the options and stock appreciation rights issued under the Equity Compensation Plan become immediately exercisable and the restrictions on restricted stock issued under the Equity Compensation Plan lapse. Historically, the Committee has awarded shares of restricted stock after the performance period. The Committee considers vesting on a change of control to be appropriate since the awards are essentially earned at the time of grant.

Supplemental Benefits. Except as noted below, executive officers participate in the Company’s health, welfare and 401(k) plans on the same terms and conditions as other employees. Executive compensation also includes a limited number of supplemental benefits and perquisites for the Company’s key executives. These include a country club membership for the Chief Executive Officer, an automobile allowance for the Chief Executive Officer and Chief Operating Officer and a supplemental medical reimbursement plan for executive officers. The Company believes that its supplemental benefits and perquisites are customary and enhance the Company’s ability to retain talented executives.

The Compensation Committee’s Process

The Compensation Committee of the Board of Directors develops and implements the Company’s executive compensation policies. The Compensation Committee is responsible for the Company’s compensation programs for its executive officers and for recommending to the Board of Directors the compensation of the Company’s Directors. The Compensation Committee is also responsible for the administration of the Equity Compensation Plan, including designating recipients, amounts and the terms of grants.

While the elements of compensation described above are considered separately, the Compensation Committee takes into account the full compensation package offered by the Company to the individual, including healthcare and other benefits.

The Committee conducts its review of executive performance and compensation on an annual basis and generally adjusts base salaries and makes cash bonus and equity based awards annually in the first calendar quarter of the following year based on this review. This process includes assessing the Company’s performance, the individual’s performance and comparing each executive officer’s compensation to market data for similar positions. The Committee engages an independent compensation consultant to compile the market data. Compensation adjustments can be made during the year if circumstances are appropriate, such as when an individual is promoted or takes on additional responsibilities. Likewise, equity based awards may be made to individuals during the year when they join the Company.

Assessment of Company Performance. When evaluating Company performance, the Committee considers various measures including growth — measured by the increase in gross premiums written and produced (premiums written plus the amount of premium produced by TRM not already included in premiums written); underwriting profit — measured by combined ratio; profitability — measured by operating earnings (net income, excluding gains and losses realized on investments, net of tax) and diluted operating earnings per share; and increase in shareholder value — measured by return on average equity, excluding gains and losses realized on investments, net of tax, diluted book value per share and the share price of the Company’s common stock. The Committee does not apply a formula or assign these performance measures relative weights. Instead, it makes a subjective determination after considering such Company performance measures collectively compared to the performance of companies in the Company’s peer group and the industry. The Committee also takes into consideration other significant Company events (such as the public offerings of the Company’s securities and acquisitions) and general economic conditions (such as the recent investment and credit market conditions).

Assessment of Individual Performance. The Committee considers the individual performance of each executive officer. With respect to the Chief Executive Officer, the Committee meets in executive session to conduct his performance review based on the measures discussed above, his contribution to the Company’s performance and other leadership accomplishments.

For other executive officers, the Committee receives a performance assessment and compensation recommendation from the Chief Executive Officer and also exercises its judgment based on the Board’s interaction with the executive officer. Factors that are evaluated to determine each executive officer’s individual contribution include his or her strategic vision, leadership and management skills, technical skills and judgment in performing his or her tasks. In addition, executive officers, like all employees, are evaluated on how they reflect the core values of the Company — leadership, passion, hard work, teamwork, innovation, customer service, trust, flexibility, social responsibility and excellence.

Benchmarking against Peer Group. In setting compensation, the Committee compares the elements of compensation for the Company’s executives against the compensation of executives at a peer group of publicly traded insurance companies of comparable size and complexity. The Committee retains an executive compensation consulting firm to assist it in selecting appropriate peer companies and to obtain and organize the information. The Committee selects the peer group companies after discussions with management and the consulting firm. The Committee compares the Company’s executive compensation program as a whole to the peer group and compares the compensation of individual executives if the positions are sufficiently similar to make the comparison meaningful. The Committee uses the peer group data to ensure that the compensation program, including each component element, is competitive and as one factor in the decision on what compensation levels to set. The peer group used for 2007 consisted of Alfa Corporation, Argonaut Group, Inc., Harleysville Group Inc., Horace Mann Educators Corporation, The Navigators Group, Inc., Philadelphia Consolidated Holdings Corp., ProAssurance Corporation, RLI Corp., Safety Insurance Group, Inc., Selective Insurance Group, Inc., United America Indemnity, Ltd., United Fire & Casualty Company and Zenith National Insurance Corp.

The executive compensation consultant, Pearl Meyer & Partners, provided reports to the Compensation Committee in October 2007 and February 2008. These reports compared the Company’s compensation program to its peer companies and to available compensation surveys, and included salary ranges and commonly used equity-based incentives, structure and mix of compensation, design, and content of annual and long term incentive plans. Since one of the compensation programs’ objectives is to attract and retain talented executives, the Committee generally sets the executive officer’s compensation at or above the 50th percentile of the range provided in the reports. Similarly, the Committee has determined that the 75th percentile is a reasonable upper boundary on compensation levels. The Committee believes that this compensation range is further supported by the Company’s performance when compared to its peer group. The Company’s total return (change in share price assuming the reinvestment of dividends) has exceeded the average total return of its peer group for each of the last three years. In certain circumstances, the executive officer’s compensation may fall outside the intended range due to performance or market conditions.

Chief Executive Officer. Mr. Lee serves as the Company’s Chairman of the Board, President and Chief Executive Officer. In determining Mr. Lee’s compensation for 2007, the Compensation Committee applied the principles outlined above. The Company’s financial performance in 2007 was exceptional as exhibited by the following key measures: (i) the Company’s gross premiums written and produced increased 36.5% from $445.6 million in 2006 to $608.4 million in 2007; (ii) the net combined ratio decreased from 87.6% for 2006 to 83.7% for 2007; (iii) operating earnings increased 22.5% from $36.8 million for 2006 to $45.1 million for 2007; (iv) operating earnings per share increased 33.5% from $1.82 for 2006 to $2.43 for 2007 on a fully diluted basis; and (v) the Company’s return on average equity, excluding net realized gains and losses on investments, increased from 22.2% for 2006 to 22.6% for 2007.

Mr. Lee’s individual performance was likewise evaluated by the Committee to be superior and played the most significant role in the Company’s superior performance. Mr. Lee is responsible for developing the Company’s strategies and implementing them through his highly effective leadership of the Company. Mr. Lee’s accomplishments include leading the Company’s profitable growth, notwithstanding challenging market conditions, completion of the successful public offering of the Company’s stock and the acquisition of Preserver and overseeing the integration of Preserver into the Company.

Mr. Lee serves as Chief Executive Officer of both the Company and CastlePoint and is expected to devote his full business time to the Company and to CastlePoint. Accordingly, the Committee took into consideration Mr. Lee’s dual Chief Executive Officer responsibilities, including the fact that he spent significant time on CastlePoint matters for which he is compensated by CastlePoint, when setting his Company compensation.

The Compensation Committee and Board of Directors determined Mr. Lee’s compensation for 2007 as follows: Mr. Lee received cash compensation of $1,250,000 for 2007, consisting of an annual salary of $500,000 and a cash bonus of $750,000. For the long-term incentive component of his compensation for 2007, Mr. Lee was granted restricted stock worth $750,000 on March 13, 2008, pursuant to the Equity Compensation Plan. The restricted stock vests in equal annual installments over four years.

The Compensation Committee believes that Mr. Lee’s overall compensation is reasonable when compared with the compensation of chief executive officers of peer group companies, especially in view of the outstanding performance achieved by the Company in 2007.

The Compensation Committee awarded equal amounts of short term bonus and long term equity-based compensation to Mr. Lee. The Committee believes that mix strikes an appropriate balance between salary and variable compensation arrangements, that it is competitive with the Company’s peer group and consistent with the Company’s compensation policies for employees in general. The cash bonus component and equity-based component are tied to the Compensation Committee’s evaluation of Mr. Lee’s performance and the Company’s performance and takes into consideration the key measures described above. Time-based restricted stock awards provide additional rewards if Mr. Lee stays with the Company for the required vesting periods, and the benefit to him increases only if the holdings of other stockholders increase in value as well. A large part of Mr. Lee’s overall compensation is thus tied to Company performance and to the creation of stockholder value.

Other Named Executive Officers. The same evaluation of the Company performance applied to the other named executive officers. On an individual basis, the Compensation Committee reviewed similar individual considerations for those officers. Each executive officer’s base salary was set by the Compensation Committee at the beginning of 2007 or in Mr. Haveron’s case, when he joined the Company in April. The base salary was set based on the individual’s position, experience and peer company and compensation survey information provided to the Committee. The 2007 performance review for each executive officer began with an evaluation provided by the Chief Executive Officer. The Committee then reviewed the performance of the executive officer and his contribution to the Company performance and took into consideration similar positions at peer companies to arrive at the total compensation package, including the mix of overall compensation.

With respect to Mr. Colalucci, the Committee considered his contribution to the Company’s successful securities offerings, the enhancement of the Company’s capital and expense models and budget process and the integration of the Preserver and Company financial departments. Mr. Haveron contributed to the development of the catastrophe exposure management strategy, as well as the improvement of the Company’s business processes, including managing the migration to a business process outsourcing system and integrating the Preserver claim, operations and technology departments into the Company’s. The Committee considered the contribution of Mr. Kibblehouse to the successful completion of the Company’s securities offerings and the acquisition of Preserver, his role with respect to various regulatory initiatives and ensuring the Company maintains appropriate practices with respect to corporate governance. Mr. Maier’s significant contributions included the development and implementation of initiatives to sustain the disciplined growth of the Company during challenging market conditions and the development of the Company’s strategy to manage its catastrophe exposure. Based on these considerations, the recommendation of the Chief Executive Officer, the overall financial performance of the Company and the compensation report provided by the Pearl Meyer and Partners, the Compensation Committee determined the 2007 short term bonus and long term equity-based compensation and established the 2008 base salary for each executive. The Committee awarded an equal amount of short term bonus and long term equity compensation to each executive officer for the reasons discussed above with respect to the compensation of the Chief Executive Officer. The long term equity compensation consisted of restricted stock that vests in equal annual installments over four years. Mr. Colalucci received cash compensation of $530,418 for 2007 (consisting of an annual salary of $319,168 and a cash bonus of $211,250) and restricted stock valued at $211,250. Mr. Haveron received cash compensation of $354,039 (consisting of base salary of $249,039 and a cash bonus of $105,000) and restricted stock valued at $105,000 for his 2007 performance. For 2007, Mr. Kibblehouse received cash compensation of $406,000 (consisting of an annual salary of $290,000 and a cash bonus of $116,000) and equity compensation equal to $116,000. Mr. Maier received cash compensation of $467,000 (consisting of a base salary of $290,000 and cash bonus of $177,000) and restricted stock with a value of $177,000. Steven Fauth, whose employment with the Company terminated effective June 30, 2007, received cash compensation equal to $907,959 (consisting of $146,445 of base salary, $571,135 pursuant to a separation agreement and $190,379 pursuant to a consulting agreement). Under the separation agreement, the Mr. Fauth’s unvested stock options and restricted stock awards were immediately vested. See “Options Exercised and Stock Vested in 2007” table.

Employment Agreements. The Company has entered into employment agreements with certain of its executive officers. The Company enters into employment agreements in order to attract and retain talented executives. These employment agreements, which are described in detail below, were reviewed in prior years by the Compensation Committee with the assistance of an independent compensation consultant. Based on this review, the Company believes the terms of the agreements are competitive with those entered by its peer companies.

There are no change-in-control agreements or severance agreements between the Company and its executive officers other than provisions set forth in (i) the employment agreements between the Company and its executive officers and (ii) the Equity Compensation Plan.

Tax Considerations. Under Section 162(m) of the Code, a tax deduction by corporate taxpayers, such as the Company, is limited to $1,000,000 with respect to the compensation of certain executive officers, unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. As described below, the Board is proposing the adoption of a Short Term Performance Incentive Plan and the amendment and restatement of the Equity Compensation Plan so that incentive compensation paid to the Company’s executive officers can be provided in a way that will qualify for deductibility by the Company under Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2008 Annual Meeting.

The Compensation Committee

Charles A. Bryan, Chairman
William W. Fox, Jr.
Steven W. Schuster
Austin P. Young, III

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
						Non-	Nonqualified
						Equity	Deferred	All
Name and				Stock	Option	Incentive	Compensation	Other
Principal Position	Year	Salary	Bonus	Awards(1)	Awards(1)	Compensation	Earnings	Compensation(2)	Total

Michael H. Lee	2007	$495,209	$750,000	$586,355	$59,764	$—	$—	$48,687	$1,940,015
Chairman of the Board	2006	486,927	471,250	418,855	59,674	—	—	48,087	1,484,793
President and Chief Executive Officer
Francis M. Colalucci	2007	319,168	211,250	73,804	8,525	—	—	16,654	629,401
Senior Vice President	2006	286,571	116,004	93,841	8,525	—	—	16,308	521,249
Chief Financial Officer Treasurer and Director
Patrick J. Haveron	2007	249,039	105,000	40,493	—	—	—	20,557	415,089
Senior Vice President	2006	—	—	—	—	—	—	—	—
Chief Operating Officer
Stephen L. Kibblehouse	2007	290,000	116,000	57,249	—	—	—	15,814	479,063
Senior Vice President	2006	169,167	43,500	26,250	—	—	—	125,374	364,291
General Counsel Secretary
Gary S. Maier	2007	290,000	177,000	26,267	—	—	—	9,396	502,663
Senior Vice President	2006	242,731	106,000	6,450	—	—	—	8,657	363,838
Chief Underwriting Officer
Steven G. Fauth	2007	146,445	—	62,239	27,465	—	—	761,515	997,663
	2006	292,890	175,734	10,983	9,987	—	—	8,905	498,499

(1)	Represents the SFAS 123R accounting expense of equity awards without regard to forfeiture. See Note 15 “Stock Based Compensation” in the Notes to the Company’s Consolidated Financial Statements included in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and 2006 for the assumptions used to determine the compensation costs associated with stock and option awards that the Company expensed in 2007 and 2006. Does not represent value of awards made for performance during 2007 or 2006.

(2)	See the All Other Compensation Table for additional information.

ALL OTHER COMPENSATION TABLE

The following table describes each component of the All Other Compensation column in the Summary Compensation Table above.

							Dividends
		Country		Officer	401K	Term	on		All
Name and		Club	Car	Medical	Match	Life Ins	Restricted		Other
Principal Position	Year	Dues	Allowance	Reimbursement	Expense	Premium	Stock	Other	Compensation

Michael H. Lee	2007	$8,215	$12,000	$5,000	$9,000	$1,008	$13,464	$—	$48,687
	2006	9,964	12,000	5,000	7,500	1,008	12,615	—	48,087
Francis M. Colalucci	2007	—	—	5,000	9,000	1,008	1,646	—	16,654
	2006	—	—	5,000	8,800	1,008	1,500	—	16,308
Patrick J. Haveron	2007	—	11,246	3,007	4,291	1,318	695	—	20,557
	2006	—	—	—	—	—	—	—	—
Stephen L. Kibblehouse(1)	2007	—	—	5,000	9,000	1,008	806	—	15,814
	2006	—	—	5,000	8,800	588	260	110,726	125,374
Gary S. Maier	2007	—	—	—	7,750	924	722	—	9,396
	2006	—	—	—	7,500	924	233	—	8,657
Steven G. Fauth(2)	2007	—	—	—	—	—	—	761,515	761,515
	2006	—	—	—	7,500	1,008	397	—	8,905

(1)	Other includes employee relocation reimbursement, including gross up for taxes.

(2)	Other includes a separation payment of $571,135 and a payment of $190,380 paid pursuant to a consulting agreement covering the period July 1, 2007 – December 31, 2007.

GRANTS OF PLAN-BASED AWARDS IN 2007

The following table provides information about awards made to the named executive officers under the Company’s 2004 Long Term Equity Compensation Plan in 2007.

		All Other	Grant
		Stock	Date Fair
		Awards:	Value
	Grant	Number	of Stock
Name	Date	of Shares(1)	Awards(1)(4)

Michael H. Lee(2)	3/1/2007	27,645	$900,000
Francis M. Colalucci(2)	3/1/2007	6,266	203,993
Patrick J. Haveron(2)(3)	4/10/2007	5,561	175,000
Stephen L. Kibblehouse(2)	3/1/2007	1,336	43,494
Gary S. Maier(2)	3/1/2007	3,256	106,001

(1)	The fair value reported is the average of the high and low price on the date of grant. The restricted stock shares granted on March 1, 2007 vest 20% each March 15, 2008, 2009, 2010, 2011 and 1012.

(2)	On March 13, 2008, Mr. Michael Lee was granted 30,414 restricted stock shares with a grant date fair value of $750,000; Mr. Francis Colalucci was granted 8,566 restricted stock shares with a grant date fair value of $211,250; Mr. Patrick Haveron was granted 4,258 restricted stock shares with a grant date fair value of $105,000; Mr. Stephen Kibblehouse was granted 4,704 restricted stock shares with a grant date fair value of $116,000 and Mr. Gary Maier was granted 7,178 restricted stock shares with a grant date fair value of $177,000. The restricted stock shares granted on March 13, 2008 vest: 25% each March 13th of 2009, 2010, 2011 and 2012. The Company pays dividends on unvested outstanding restricted stock shares.

(3)	On April 10, 2007, Mr. Patrick Haveron was granted 5,561 restricted shares with a grant date fair value of $175,000. The restricted stock shares granted vest: 33% each April 10th in 2008, 2009 and 2010. The Company pays dividends on unvested outstanding restricted stock shares.

(4)	This amount reflects the grant date fair value in accordance with SFAS 123R.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

The following table provides information on the named executive officers. The table includes exercisable and unexercisable stock options and unvested shares of restricted stock.

	Option Awards					Stock Awards
		Number of	Number of					Market
		Securities	Securities				Number of	Value of
		Underlying	Underlying			Stock	Shares of	Shares of
	Option	Unexercised	Unexercised	Option	Option	Award	Stock That	Stock That
	Grant	Options	Options	Exercise	Expiration	Grant	Have Not	Have Not
Name	Date	exercisable	Unexercisable	Price	Date	Date	Vested	Vested

Michael H. Lee(1)	1/1/01	90,000		$2.78	1/1/11
Michael H. Lee(2)	9/29/04	56,700	37,800	8.50	9/29/14
Michael H. Lee(3)						5/5/04	32,972	$1,101,265
Michael H. Lee(2)						3/31/06	12,153	405,910
Michael H. Lee(2)						3/1/07	27,645	923,343

Francis M. Colalucci(2)	9/29/04	8,100	5,400	8.50	9/29/14
Francis M. Colalucci(4)						3/31/05	2,000	66,800
Francis M. Colalucci(2)						3/31/06	2,278	76,085
Francis M. Colalucci(2)						3/1/07	6,266	209,284
Patrick J. Haveron(4)						4/10/07	5,561	185,737

Stephen L. Kibblehouse(4)						6/21/06	3,460	115,564
Stephen L. Kibblehouse(2)						3/1/07	1,336	44,622

Gary S. Maier(2)						3/31/06	1,493	49,866
Gary S. Maier(2)						3/1/07	3,256	108,750

(1)	These options are held by Mrs. Helen Lee, Mr. Lee’s wife. These options were fully vested on grant date.

(2)	Vest 20% per year on each grant date anniversary.

(3)	Vest 25% per year on each grant date anniversary.

(4)	Vest 33% per year on each grant date anniversary.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information with respect to the Company’s Equity Compensation Plan as of December 31, 2007.

	Number of securities to	Weighted average
	be issued upon exercise	exercise price of	Number of securities
	of outstanding options,	outstanding options,	remaining available for
Plan Category	warrants and rights	warrants and rights	future issuance

Equity compensation plans approved by security holders(2)	318,129	$5.90	791,594(1)
Equity compensation plans not approved by security holders	—	—	—

Total	318,129	$5.90	791,594

(1)	In addition to being available for future issuance upon exercise of options, 633,982 shares of the 791,594 shares available for issue under the Company’s 2004 Long Term Equity Compensation Plan may be issued as performance shares, restricted stock, restricted stock units, or other equity based awards.

(2)	As of April 1, 2008, the Plan had 301,513 shares of common stock issuable upon exercise of outstanding option and warrants with a weighted average exercise price of $5.40 and a weighted average term to expiration of 4.5 years. As of April 1, 2008, the Plan had 613,412 shares remaining available for future issuance, of which 455,800 shares are available for issuance as performance shares, restricted stock, restricted stock units, or other equity based awards and there were 297,381 unvested shares of restricted stock outstanding. These amounts do not include the additional 1,262,723 shares that stockholders are being asked to approve for issuance pursuant to the proposed amendments to the 2004 Long Term Equity Compensation Plan contained in Proposal 3 — “Approval of Amendment and Restatement of the 2004 Long Term Equity Compensation Plan” included herein, of which only 872,042 will be available for issuance of performance shares, restricted stock, restricted stock units, or other equity based awards.

OPTION EXERCISES AND STOCK VESTED IN 2007

The following table provides information with respect to stock options that were exercised and restricted stock shares that vested during 2007 by the named executive officers.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise	Exercise	Vesting	Vesting

Michael H. Lee(1)		$—	3,038	$97,702
Michael H. Lee(2)	—	—	32,972	1,044,883
Francis M. Colalucci(3)	—	—	2,000	64,320
Francis M. Colalucci(4)	—	—	570	18,331
Stephen L. Kibblehouse(5)	—	—	1,730	56,415
Gary S. Maier(6)	—	—	373	11,996
Steven G. Fauth(7)	60,000	1,844,232	—	—
Steven G. Fauth(8)	—	—	636	20,454

(1)	On March 31, 2007, Mr. Lee acquired 3,038 shares with a market price of $32.16 per share upon the lapse of restrictions on shares of restricted stock.

(2)	On May 5, 2007, Mr. Lee acquired 32,972 shares with a market price of $31.69 per share upon the lapse of restrictions on shares of restricted stock.

(3)	On March 31, 2007, Mr. Colalucci acquired 2,000 shares with a market price of $32.16 per share upon the lapse of restrictions on shares of restricted stock.

(4)	On March 31, 2007, Mr. Colalucci acquired 570 shares with a market price of $32.16 per share upon the lapse of restrictions on shares of restricted stock.

(5)	On June 21, 2007, Mr. Kibblehouse acquired 1,730 shares with a market price of $32.61 per share upon the lapse of restrictions on shares of restricted stock.

(6)	On March 31, 2007, Mr. Maier acquired 373 shares with a market price of $32.16 per share upon the lapse of restrictions on shares of restricted stock.

(7)	On June 19, 2007, Mr. Fauth exercised 60,000 stock options with an exercise price of $2.78 per share and market price of $33.52 per share.

(8)	On March 31, 2007, Mr. Fauth acquired 636 shares with a market price of $32.16 per share upon the lapse of restrictions on shares of restricted stock.

POTENTIAL PAYMENTS UPON TERMINATION OF
EMPLOYMENT OR CHANGE OF CONTROL

The following table provides information with respect to the potential payments to the Company’s named executive officers upon termination of their employment without cause by the Company or for good reason by the named executive officers as these terms are defined in their respective employment agreements described previously. The table assumes a December 31, 2007 termination using the new base salaries set effective March 1, 2008.

		Voluntary
		Termination for
		Good Reason or
	Voluntary	Involuntary
	Termination for	Termination
	Good Reason	Without Cause		Voluntary
	or Involuntary	Follows a		Retirement /
	Termination	Change in	Change in	Disability /
Name	without Cause	Control	Control	Death

Michael H. Lee
Cash severance payment	$4,650,000	$4,650,000	$—	$—
Contractual retirement / disability / death payment	—	—		750,000
Acceleration of equity award vesting	—	3,371,738	3,371,738	3,371,738
Present value of continuing benefits as of December 31, 2007	53,859	53,859	—	—
Excise tax gross-up	978,999	1,894,628	617,248	820,918

Total benefits	$5,682,858	$9,970,225	$4,942,656	$4,942,656

Francis M. Colalucci
Cash severance payment	$763,750	$763,750	$—	$—
Contractual disability /death payment	—	—	—	211,250
Acceleration of equity award vesting	—	486,630	486,630	486,630
Present value of continuing benefits as of December 31, 2007	13,024	13,024	—	—
Excise tax gross-up	—	251,821	—	—

Total benefits	$776,774	$1,515,225	$486,630	$697,880

Patrick J. Haveron
Cash severance payment	$560,000	$560,000	$—	$—
Contractual disability /death payment	—	—		105,000
Acceleration of equity award vesting	—	185,737	185,737	185,737
Present value of continuing benefits as of December 31, 2007	18,784	18,784	—	—
Excise tax gross-up	—	—	—	—

Total benefits	$578,784	$764,521	$185,737	$290,737

		Voluntary
		Termination for
		Good Reason or
	Voluntary	Involuntary
	Termination for	Termination
	Good Reason	Without Cause		Voluntary
	or Involuntary	Follows a		Retirement /
	Termination	Change in	Change in	Disability /
Name	without Cause	Control	Control	Death

Stephen L. Kibblehouse
Cash severance payment	$544,100	$544,100	$—	$—
Contractual disability /death payment	—	—		116,000
Acceleration of equity award vesting	160,186	160,186	160,186	160,186
Present value of continuing benefits as of December 31, 2007	17,953	17,953	—	—
Excise tax gross-up	—	—	—	—

Total benefits	$722,239	$722,239	$160,186	$276,186

Gary S. Maier
Cash severance payment	$679,000	$679,000	$—	$—
Contractual disability /death payment	—	—	—	177,000
Acceleration of equity award vesting	158,617	158,617	158,617	158,617
Present value of continuing benefits as of December 31, 2007	17,953	17,953	—	—
Excise tax gross-up	168,989	168,989	—	—

Total benefits	$1,024,558	$1,024,558	$158,617	$335,617

Summary of Key Agreements

Chief Executive Officer Employment Agreement. Under Mr. Lee’s employment agreement, dated as of August 1, 2004, Mr. Lee has agreed to serve as the Company’s Chairman of the Board, President and Chief Executive Officer. Mr. Lee’s term of service under this agreement continues for five years followed by automatic additional one-year terms unless notice not to extend the term is provided by the Company or Mr. Lee at least one year prior to the end of the term. Mr. Lee receives an annual base salary and an annual incentive bonus, to be determined by the Board of Directors, with the target bonus being $350,000. Mr. Lee’s salary and target annual bonus are subject to review for increase at the discretion of the Board of Directors or a committee of the Board of Directors. Mr. Lee may also participate in certain executive benefit plans, which may include a paid country club membership up to $10,000 annually and a monthly car allowance up to $1,000. Mr. Lee may also participate in the Company’s long-term incentive plans. On March 1, 2008, Mr. Lee’s base salary was increased to $550,000.

If Mr. Lee’s employment terminates as a result of disability or death, Mr. Lee’s employment agreement automatically terminates, and he or his designated beneficiary or administrator, as applicable, is entitled to accrued salary through the termination date and a prorated target bonus. Additionally, all of Mr. Lee’s stock-based awards will vest and his stock options will remain exercisable for one year after the date his employment terminates (or until the last day of the stock option term, whichever occurs first).

If the Company terminates Mr. Lee’s employment agreement for cause, which includes conviction of, or Mr. Lee’s pleading nolo contendre to, a crime involving moral turpitude or a felony, gross negligence or gross misconduct, all of the Company’s obligations under the agreement cease. Mr. Lee will only be entitled to receive his accrued base salary and all outstanding incentive awards are forfeited. If

Mr. Lee voluntarily terminates his employment agreement with the Company without good reason and not due to death, disability or retirement, all of the Company’s obligations under the agreement cease, and Mr. Lee will be entitled to receive his accrued base salary plus a prorated target bonus. In the case of voluntary termination, Mr. Lee will have three months (or until the last day of the stock option term, whichever occurs first) to exercise any vested stock options. All unvested incentive awards are forfeited.

If the Company terminates Mr. Lee’s employment without cause or if Mr. Lee terminates his employment with good reason, as defined in the employment agreement, then Mr. Lee is entitled to (i) his accrued base salary and a prorated target bonus, (ii) a cash severance payment equal to 300% of the sum of his annual base salary and the highest annual bonus paid to him within the preceding three years, (iii) the continuation of life, accident and health insurance coverage for three years and (iv) at least three months (or until the last day of the stock option term, whichever occurs first) to exercise any vested stock options. If the Company terminates Mr. Lee’s employment agreement without cause, or if Mr. Lee terminates his employment with good reason, in anticipation of, or within the 24-month period following, a change in control (other than a change of control involving CastlePoint), as defined in the employment agreement, Mr. Lee is also entitled to receive the foregoing benefits and an immediate vesting of his previously unvested stock awards. The employment agreement also provides for an excise tax gross-up payment if payments received under the agreement and other payments received under other agreements or employee benefit plans result in the imposition of an excise tax under section 4999 of the Internal Revenue Code.

If Mr. Lee retires, he receives his accrued base salary, a prorated target bonus, applicable retiree benefits, if any, and vesting of previously unvested stock awards and his stock options will remain exercisable for the full option term. Mr. Lee will be eligible to retire for purposes of his employment agreement upon attainment of age 55 with 15 years of service.

Mr. Lee is also subject, under the terms of his employment agreement, to non-competition provisions in the states of New York and New Jersey and to non-solicitation provisions for a period of two years after termination of employment, along with ongoing confidentiality and non-disclosure requirements.

Other Named Executive Officers Employment Agreements. Under their respective employment agreements, each named executive officer has agreed to serve in their current positions and/or in such other positions as the Company may assign. The term of service under the agreements continues for one year, with the exception of Mr. Haveron whose term is for two years, followed by automatic additional one-year terms unless a notice not to extend the term is provided by the Company or the employee three months, six months or one year (depending on the agreement) prior to the end of the term. The amount of notice required is three months for Mr. Colalucci, six months for Mr. Maier, and one year for Messrs. Kibblehouse and Haveron.

Each named executive officer receives a minimum annual base salary and an annual incentive bonus, to be determined by the Board of Directors, with the target bonus of 20% of the annual base salary for Mr. Colalucci and 30% of the annual base salary for Messrs. Haveron, Kibblehouse and Maier. Each salary and target annual bonus is subject to review for increase at the discretion of the Board of Directors or a committee of the Board of Directors; however, they cannot be decreased below the salaries and target bonus percentages stated above. Each named executive may also participate in the Company’s long-term incentive plans. Effective March 1, 2008, the current annual base salaries are as follows: Mr. Colalucci — $341,250; Mr. Haveron — $350,000: Mr. Kibblehouse — $312,100; and Mr. Maier — $325,000.

If a named executive officer’s employment terminates as a result of disability or death, the employment agreement automatically terminates, and he or his designated beneficiary or administrator, as applicable, is entitled to accrued salary through the termination date and a prorated target bonus.

Additionally, all stock-based awards will vest and his stock options will remain exercisable for one year after the date his employment terminates (or until the last day of the stock option term, whichever occurs first).

If the Company terminates the employment of the named executive officer without cause or if the executive officer terminates his employment with good reason, as defined in the employment agreement, then the terminated employee is entitled to (i) his accrued base salary and a prorated target bonus, (ii) a cash severance payment equal to 100% of the sum of his annual base salary and his target annual bonus, (iii) the continuation of health and welfare benefits for one year and (iv) three months (or until the last day of the stock option term, whichever occurs first) to exercise any vested stock options. The employment agreements of Messrs. Kibblehouse and Maier also provide for the vesting of outstanding equity based compensation. If the Company terminates the employment agreement without cause, or if the named executive officer terminates his employment with good reason, in anticipation of, or within the 24-month period following, a change in control as defined in the employment agreement, each named executive officer is also entitled to receive the foregoing benefits and is also entitled to immediate vesting of his previously unvested stock awards. The employment agreements also provide for an excise tax gross-up payment if payments received under the agreement and other payments received under other agreements or employee benefit plans result in the imposition of an excise tax under section 4999 of the Internal Revenue Code.

If the named executive officer retires, he receives his accrued base salary through the retirement date, prorated target bonus, applicable retiree benefits, if any, and vesting of previously unvested stock awards and his stock options will remain exercisable for the full option term. With the exception of Mr. Colalucci, each named executive officer may retire under the terms of the employment agreement upon attainment of age 55 with 15 years of service. Under the terms of Mr. Colalucci’s employment agreement, he is eligible to receive the above payments and benefits if requested to retire by the Company before he attains age 62 or at his discretion after attaining age 62, and is currently eligible to retire.

The named executive officers are also subject under the terms of their respective employment agreements to non-competition provisions in the states of New York and New Jersey and non-solicitation provisions for a period of six months or one year after the termination of their employment, along with ongoing confidentiality and non-disclosure requirements.

Amounts are not provided for the financial effect of a termination for cause as that term is defined in the executive officer’s employment agreement because the executive officers are not entitled to further benefits or compensation following such a termination.

2004 Long Term Equity Compensation Plan. On the occurrence of a change of control, options issued under 2004 Long Term Equity Compensation Plan become immediately exercisable and the period of restriction for any restricted stock issued under that Plan lapses. A change in control is defined under the 2004 Long Term Equity Compensation Plan to mean any of the following events: (a) any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as the ownership of stock of the Company) that is not on August 26, 2004 the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company’s then outstanding securities becomes after August 26, 2004 the beneficial owner, directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company’s then outstanding securities; (b) individuals who, as of August 26, 2004, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of the Company, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this definition, considered as though such person were a member of the Incumbent Board; (c) consummation of a merger, consolidation, reorganization, share exchange or similar transaction (a “Transaction”) of the Company with any other entity, other than (i) a Transaction that would result in the voting securities of the Company outstanding immediately prior thereto directly or indirectly continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or a parent company) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity or parent company outstanding immediately after such Transaction or (ii) a Transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 20% of the combined voting power of the Company’s then outstanding securities; (d) the sale, transfer or other disposition (in one transaction or a series of related transactions) of more than 50% of the operating assets of the Company; or (e) the approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.

DIRECTOR COMPENSATION FOR 2007

The following table provides the amount of compensation paid to the non-employee directors of the Company for 2007.

	Fees Earned
	or Paid	Stock
Name	in Cash	Awards(1)	Total

Charles A. Bryan	$69,375	$36,256	$105,631
William W. Fox, Jr.	62,125	30,006	92,131
Steven W. Schuster	79,625	36,256	115,881
Austin P. Young, III	71,625	36,256	107,881

(1)	Represents the 2007 SFAS 123R accounting expense of equity awards without regard to forfeiture assumptions. See Note 14 “Equity Compensation Plans,” in the Notes to the Company’s Consolidated Financial Statements included in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for the assumptions used to determine the compensation costs associated with stock awards that the Company expensed in 2007 and 2006. As of December 31, 2007, Messrs. Bryan, Fox, Schuster and Young each held 1,016 restricted stock shares that vested on March 28, 2008.

Non-Employee Director Compensation

Directors’ compensation is intended to attract and retain well-qualified and dedicated independent directors. Directors’ fees paid to non-employee directors are designed to compensate Directors for time spent on Company matters. Stock-based awards are designed to align the Directors’ interests with those of the stockholders and to remain competitive with other companies in attracting and retaining well-qualified directors. Non-employee Directors receive annual cash compensation of $25,000 plus $1,500 for each Board of Directors meeting attended and $1,125 for each Committee meeting attended. Committee Chairmen also receive an annual fee of $10,000 (Audit), $9,000 (Compensation) or $4,000 (Nominating and Corporate Governance). In 2007, each Director was also granted $40,000 in fair value of restricted stock, which vests on March 28, 2008. Directors are reimbursed for expenses of traveling to and from the Board and Committee meetings. In addition to the standing committees described above, the Board also creates special or temporary committees to address certain unique issues or transactions as the Board deems appropriate. The fees for the special committees can vary depending on the effort and commitment required of the committee members. The fees paid to Directors for participation on these special committees are included in the Director Compensation table above.

AUDIT COMMITTEE REPORT

The Audit Committee (the “Committee”) has been appointed by the Board of Directors to assist the Board of Directors in fulfilling its responsibility to oversee the financial affairs, risk management, accounting and financial reporting processes and audits of the financial statements of the Company. The Committee operates under a written charter adopted by the Board of Directors and reviewed annually by the Committee. The charter is available on the Company’s website. The Committee has furnished the following report for 2007.

Management has the primary responsibility for establishing and maintaining adequate internal financial control for preparing the financial statements and for the public reporting process. Johnson Lambert & Co. LLP, the Company’s 2007 independent registered public accounting firm, is responsible for expressing its opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

The Committee has reviewed and discussed with management and with the independent registered public accounting firm the audited financial statements for the year ended December 31, 2007 and Johnson Lambert & Co. LLP’s evaluation of the Company’s internal control over financial reporting. The Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the standards adopted or referenced by the Public Company Accounting Oversight Board (“PCAOB”) and SEC Rule 2-07, Communications with Audit Committees, as currently in effect.

The Committee has received from the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as currently in effect, and the Committee has discussed with the independent registered public accounting firm that firm’s independence. The Committee has also considered the compatibility of the provision for non-audit services with the independent registered public accounting firm’s independence.

Based on the Committee’s reviews and discussions referred to above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

This report is provided by the following independent directors, who constitute the committee:

Austin P. Young, III, Chairman
Charles A. Bryan
William W. Fox, Jr.
Steven W. Schuster

PRE-APPROVAL POLICY FOR SERVICES OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANT

The Committee is required to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, both as to the permissibility of the auditors performing such services and to the amount of fees to be paid in connection therewith, subject to certain de minimis exceptions for which the Committee’s approval is required before completion of the audit. The Committee may delegate pre-approval authority to one or more of its members when appropriate, provided that the decisions of such members to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting. Policies and procedures for the pre-approval of audit and permissible non-audit services must be detailed as to the particular service. The Committee must be informed of each service rendered pursuant to any such policies or procedures.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT’S FEES

The aggregate fees billed for professional services by Johnson Lambert & Co. LLP in 2007 and 2006 for these various services were:

Type of Fees	2007	2006

Audit fees	$2,042,000	$963,000
Audit-related fees	46,000	24,000
Tax fees	—	—
All other fees	—	—

Total	$2,088,000	$987,000

In the above table, in accordance with the SEC’s definitions and rules, “Audit fees” are fees and out-of-pocket expenses that are billed or expected to be billed by Johnson Lambert & Co. LLP for the audit of annual financial statements included in the Form 10-K, the review of financial statements included in the Form 10-Q’s, the audit of internal control in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, the review of comfort letters, the preparation of consents and the completion of statutory audits.

“Audit-related fees” are fees billed for employee benefit plan audits. “Tax fees” are fees billed for tax compliance, tax advice and tax planning. “All other fees” are for any services not included in the first three categories.

The Committee retained Johnson Lambert & Co. LLP to audit the consolidated financial statements and internal controls over financial reporting for 2007. In addition, the Committee retained Johnson Lambert & Co. LLP as well as other accounting firms, to provide other auditing and advisory services in 2007. When Johnson Lambert & Co. LLP’s proposed services are consistent with the Securities and Exchange Commission’s rules on auditor independence and other applicable laws, the Committee considers whether Johnson Lambert & Co. LLP is best positioned to provide these services efficiently. The Committee has also adopted procedures to pre-approve all non-audit related work performed by Johnson Lambert & Co. LLP. Specifically, the Audit Committee has pre-approved the use of Johnson Lambert & Co. LLP to perform procedures with respect to the Company’s registration statements filed with the Securities and Exchange Commission.

2.	APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to the stockholders’ approval, the Audit Committee has appointed the firm of Johnson Lambert & Co. LLP, which served as the Company’s independent registered public accounting firm for

2007, to serve as the Company’s independent registered public accounting firm for 2008. If the stockholders do not approve this appointment by the affirmative vote of a majority of shares present in person or represented by proxy at the meeting, other independent registered public accounting firms will be considered by the Audit Committee.

A representative of Johnson Lambert & Co. LLP is expected to be present at the meeting and will have the opportunity to make a statement if the representative desires to do so. The representative is also expected to be available to respond to appropriate questions.

The Board of Directors Recommendation.

The Board of Directors recommends a vote “FOR” this proposal.

3.	APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2004 LONG TERM EQUITY COMPENSATION PLAN

The Company requests stockholder approval of the Tower Group, Inc. 2004 Long Term Equity Compensation Plan, as amended and restated on May 15, 2008 to

•	increase by 1,262,723 the number of shares that can be issued under the plan to 2,325,446 shares (of the additional 1,262,723 shares, only 872,042 shares can be issued under the plan with respect to restricted stock, restricted stock units, performance shares or other equity based awards),

•	clarify which anti-dilution adjustments are mandatory and otherwise clarify the Compensation Committee’s authority to make an equitable adjustment to the number of shares delivered under the plan, to the individual awards limits under the plan and to outstanding awards to prevent dilution or enlargement of rights in the event of an equity restructuring and certain other events,

•	clarify that when stock appreciation rights are settled in stock, the share reserve is reduced by the total number of shares underlying the award, not just the number of shares issued,

•	add additional performance measures that can be used for awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended,

•	enhance the plan’s provision prohibiting repricing of stock options or stock appreciation rights and

•	make other nonmaterial changes.

Stockholder approval is required prior to increasing the number of shares that can be issued under the plan. Additionally, stockholder approval of certain material terms of the plan is required for us to continue to grant awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. In proposal 4, we are separately requesting stockholder approval of these material terms of the plan to satisfy this Section 162(m) requirement.

The plan originally authorized issuance of up to 1,262,723 shares of our common stock. Of those 1,262,723 shares originally authorized for issuance under the plan, as of April 1, 2008, there were 613,412 shares remaining available for future grants. On recommendation of the Compensation Committee, at its February 21, 2008 meeting, our Board of Directors approved an increase of 1,262,723 shares in the number of shares that can be issued under the plan (of which 872,042 shares can be issued with respect to restricted stock, restricted stock units, performance shares and other awards

(other than options or stock appreciation rights)), and the other amendments noted above, subject to stockholder approval at the 2008 Annual Meeting of Stockholders.

The following is a summary of the material terms of the plan, as amended and restated. The description of the plan is qualified in its entirety by the actual provisions of the plan, which is attached to this Proxy Statement as Appendix A.

Summary Description of the Plan

Plan History. The plan became effective on August 26, 2004. The plan has now been amended and restated, effective as of May 15, 2008, subject to approval by the Company’s stockholders at the Company’s the 2008 Annual Meeting of Stockholders.

Administration. The plan is administered by the Compensation Committee of the Board of Directors or another committee that the Board of Directors selects consisting solely of two or more independent members of the Board of Directors. In this summary, we refer to this committee as the Committee. The Committee interprets the terms of the plan and determines who is eligible to receive awards under the plan. The Committee may adopt rules, regulations and guidelines for administering the plan and may delegate its administrative duties. The Committee makes all other determinations which may be necessary for the administration of the plan, and all such determinations and decisions made by the Committee pursuant to the provisions of the plan and all related orders and resolutions of the Board of Directors are final and binding on all persons.

Eligibility and Participation. All employees, directors, and consultants of the Company or its subsidiaries are eligible to participate in the plan. Approximately 560 individuals are currently eligible to participate. The Committee determines which of these employees, directors or consultants will receive awards. Because the plan provides for broad discretion in selecting participants and in making awards, the total number of persons who will participate in the plan and the benefits that will be provided to the participants cannot be determined at this time.

Stock Available for Issuance Under the Plan. Under the original terms of the plan, up to 1,262,723 shares of our common stock were authorized for issuance under the plan, and up to 872,042 shares could be issued with respect to restricted stock, restricted stock units, performance shares and other awards (other than options or stock appreciation rights). As amended and restated, the total number of shares that may be issued under the plan will be increased by 1,262,723 shares to a total of 2,325,446 shares and the number of shares that can be issued with respect to restricted stock, restricted stock units, performance shares and other awards (other than options or stock appreciation rights) will be increased by 872,042 shares to a total of 1,744,084 shares. The shares available for issuance under the plan may be authorized and unissued shares, treasury shares, or shares purchased on the open market. The last reported sale price of a share of Company common stock on April 1, 2008 was $26.14.

The plan provides that if an award is settled in cash rather than shares or is forfeited, expires or is cancelled without delivery of shares, the shares subject to the award will be available for new awards under the plan. As amended and restated, the plan also provides that upon the exercise of a stock-settled stock appreciation right, the number of shares subject to an award that are then being exercised will be counted against the maximum aggregate number of shares that may be issued under the plan as provided above, on the basis of one share for every share subject thereto, regardless of the actual number of shares used to settle the stock appreciation right upon exercise. Prior to the amendment and restatement, the plan did not specify how shares would be counted when stock-settled stock appreciation rights were exercised.

Description of Awards Under the Plan. The Committee may award stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and other awards (including, without limitation, deferred shares, shares or cash based on attainment of performance or other goals established by the Committee, or shares in lieu of cash under other incentive or bonus programs). The forms of awards are described in greater detail below.

Stock Options. The Committee can award incentive stock options, which are intended to comply with Section 422 of the Internal Revenue Code, or nonqualified stock options, which are not intended to comply with Section 422 of the Internal Revenue Code. The Committee determines the terms of the stock options, including the period during which the stock options may be exercised, which may not exceed ten years (five years for an incentive stock option granted to a 10% stockholder), and the exercise price of the stock options, which may not be less than the fair market value of the underlying shares of common stock on the date the stock option is granted (110% of fair market value for incentive stock options granted to a 10% stockholder). Subject to the specific terms of the plan, the Committee has discretion to set any additional limitations on stock option grants as it deems appropriate.

The Committee may impose such restrictions on the transferability of any shares acquired pursuant to the exercise of an option as it may deem advisable, including restrictions under federal securities laws, the requirements of any stock exchange or market upon which such shares are then traded, and any blue sky or state securities laws applicable to such shares.

The Committee may also provide in a stock option award that the participant has the right to receive dividend equivalents, which may be paid currently or credited to an account for the participant, and may be settled in cash and/or shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee may establish, for instance, to ensure that such stock options and/or dividend equivalents maintain eligibility for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code.

Each stock option award agreement sets forth the extent to which the participant will have the right to exercise the stock option following termination of the participant’s employment or, if the participant is a director or a consultant, service with us and our subsidiaries. The termination provisions are determined by the Committee need not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment or service as a director or consultant.

The exercise price of a stock option is payable in full either in cash or its equivalent, by tendering or attesting to the ownership of shares having a fair market value at the time of exercise equal to the total exercise price, by broker-assisted cashless exercise, by any other method approved by the Committee or by a combination of these methods.

Stock Appreciation Rights. The Committee may grant stock appreciation rights in tandem with stock options, freestanding and unrelated to options, or any combination of these forms. In any case, the form of payment of a stock appreciation right will be determined by the Committee at the time of grant, and may be in shares of common stock, cash, or a combination of the two. If granted other than in tandem with a stock option, the Committee will determine the number of shares of common stock covered by, and the exercise period for, the stock appreciation right. The term of a freestanding stock appreciation right may not be more than ten years.

The plan provides that a stock appreciation right’s grant price will equal the fair market value of the underlying shares of common stock on the date the stock appreciation right is granted. The grant price of a stock appreciation right granted in tandem will equal the exercise price of the related stock option. Upon exercise of the stock appreciation right, the participant will receive an amount equal to the excess of the fair market value of one share of stock on the date of exercise over the fair market value of one share of the stock on the grant date, multiplied by the number of shares of stock covered by the stock appreciation right exercise.

If granted in tandem with an option, a stock appreciation right may not have an exercise period longer that of the option, and may be exercised only with respect to the shares for which its related option is then exercisable. On exercise of the tandem stock appreciation rights, the participant will surrender the related options, and receive on exercise an amount equal to the excess of the fair market value of one share of stock on the date we receive the surrender election over the option exercise price, multiplied by the number of shares of stock covered by the stock appreciation right exercise. The exercise of all or part of a tandem stock appreciation right shall result in the forfeiture of the right to purchase a number of shares under the related option equal to the number of shares with respect to which the stock appreciation right is exercised. Conversely, upon exercise of all or part of an option with respect to which a tandem stock appreciation right has been granted, an equivalent portion of the tandem stock appreciation right shall similarly be forfeited.

Additionally, with respect to a tandem stock appreciation right granted in connection with an incentive stock option, the value of the payout with respect to the tandem stock appreciation right may be no more than the difference between the exercise price of the underlying incentive stock option and the fair market value of the shares subject to the underlying incentive stock option at the time the tandem stock appreciation right is exercised, and the tandem stock appreciation right may be exercised only when the fair market value of the shares subject to the incentive stock option exceeds the exercise price of the incentive stock option.

The Committee may provide in a stock appreciation right award the right to receive dividend equivalents, which may be paid currently or credited to an account for the participant, and may be settled in cash and/or shares, subject in each case to such terms and conditions as the Committee may establish, for instance, to ensure that such stock appreciation rights and/or dividend equivalents maintain eligibility for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code.

Each stock appreciation right award agreement will set forth the extent to which the participant will have the right to exercise the stock appreciation right following termination of the participant’s employment or service as a director or consultant. The termination provisions will be determined within the discretion of the Committee, need not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment or service as a director or consultant.

Restricted Stock. The Committee is authorized to award shares of restricted common stock under the plan upon such terms and conditions as it may establish. The participants may be required to pay a purchase price for each share of restricted stock granted. The award agreement will specify the period(s) of restriction, the number of shares of restricted common stock granted and such other provisions as the Committee determines. Shares of restricted stock may not be sold or otherwise transferred during the applicable period of restriction or until satisfaction of other conditions imposed by the Committee in its sole discretion.

Unless otherwise determined by the Committee, holders of restricted stock have voting rights and will receive any regular cash dividends paid with respect to the shares. Unless otherwise determined by the Committee, all other distributions paid with respect to the shares will be credited to the holders, subject to the same restrictions on transferability and forfeiture conditions as the restricted stock with respect to which they are paid. The Committee may apply any restrictions that it believes are appropriate to the payment of dividends declared with respect to such restricted stock in order to maintain eligibility for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code.

Each award agreement for restricted stock will set forth the extent to which the holder will have the right to retain unvested restricted stock following termination of the holder’s employment or service as a director or consultant. These provisions are determined in the sole discretion of the Committee, need not be uniform among all shares of restricted stock issued under the plan and may reflect distinctions based on reasons for termination of employment or service as a director or consultant.

Restricted Stock Units and Performance Shares. The Committee is also authorized to award restricted stock units and performance shares under the plan upon such terms and conditions as it establishes. The award agreement will specify the applicable period(s) of restriction and/or performance period(s), the number of restricted stock units or performance shares granted and such other provisions as the Committee determines and/or restrictions under applicable federal or state securities laws. The initial value of a restricted stock unit or performance share shall equal the fair market value of a share on the date of grant. The holders have no voting rights with respect to the restricted stock units or performance shares and the awards may not be sold or transferred during the applicable period of restriction or performance period, or until earlier satisfaction of other conditions imposed by the Committee.

Holders may receive dividend equivalents on their shares of restricted stock units and performance shares and the Committee, in its discretion, will determine how such dividend equivalents on restricted stock units are to be paid. The Committee may apply any restrictions that it believes are appropriate to the payment of dividends declared with respect to such restricted stock units or performance shares in order to maintain eligibility for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code.

Restricted stock units may be paid in cash or in shares (or in a combination thereof) that have an aggregate fair market value equal to the value of the restricted stock units earned pursuant to individual award agreements. Holders of performance shares will be entitled to receive payout on the number of performance shares earned over the performance period, determined as a function of the extent to which the corresponding performance measures have been achieved, in cash or in shares of common stock (or in a combination thereof) that have an aggregate fair market value equal to the value of the performance shares earned pursuant to individual award agreements.

Each award agreement for restricted stock units or performance shares will set forth the extent to which the holder will have the right to retain unvested restricted stock units or performance shares following termination of the holder’s employment or service as a director or consultant. These provisions will be determined in the sole discretion of the Committee, need not be uniform among all awards of restricted stock units or performance shares issued under the plan and may reflect distinctions based on reasons for termination of employment or service as a director or consultant.

Other Awards. The Committee may grant other awards which may include, without limitation, the grant of deferred shares, shares or cash based on attainment of performance or other goals established by the Committee, or shares in lieu of cash under other incentive or bonus programs. These other awards may be subject to such terms and conditions as the Committee establishes.

Performance Measures. The Committee may grant awards under the plan subject to the attainment of the following performance measures: earnings per share, diluted earnings per share, operating earnings per share, diluted operating earnings per share, book value per share, diluted book value per share, economic value added, market share (actual or targeted growth), net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), premiums written or earned (gross, net or direct), revenue (actual or targeted growth), premiums written, earned or produced (gross or net) or premium growth, cash flow, operating margin, loss ratio (gross or net), expense ratio (gross or net), combined ratio (gross or net), share price, stock price growth, total stockholder return, or one or more personal objectives or goals including implementation of Company and/or subsidiary policy, development of long-term business goals or strategic plans for the Company and/or a subsidiary, negotiation of significant corporate transactions, meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries and/or other affiliates or joint ventures or the exercise of specific areas of management responsibility.

Awards and any related dividends or dividend equivalents that are not designed to qualify for the performance-based compensation exception may be based on these or such other performance measures as the Committee may determine.

Subject to the individual and plan limits described herein, the number of performance-based awards granted to any participant in any year is determined by the Committee in its sole discretion. Awards that are designed to qualify as performance-based compensation and that are held by employees covered under Section 162(m) may not be adjusted upward, but the Committee may adjust such awards downward.

Individual Award Limits. Subject to adjustments pursuant to the plan provision described in the next paragraph, the following individual award limits apply under the plan. The maximum number of shares with respect to which stock options may be awarded to an individual during any one year is 277,778. The maximum number of shares with respect to which stock appreciation rights may be awarded to any individual during any one year is 277,778. The maximum number of shares of restricted stock, restricted stock units, performance shares that may be awarded to an individual during any one year is 138,889 shares. No more than 138,889 shares may be awarded to an individual during any one year pursuant to other awards (awards other than stock options, stock appreciation rights, restricted stock, restricted stock units or performance shares) including, without limitation, the grant of deferred shares, shares or cash based on attainment of performance or other goals established by the Committee, or shares in lieu of cash under other company incentive or bonus programs. No more than $5,000,000 may be paid in cash to an individual during any one year pursuant to such other awards. The maximum dividend or dividend equivalents that may be paid in any one fiscal year to any one participant shall be $300,000.

Adjustment. The plan provides that, in the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123R), such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause an equitable adjustment to be made (i) in the number and kind of shares that may be delivered under the plan, (ii) in the maximum number of shares with respect to which stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, or other awards may be made and (iii) with respect to outstanding awards, in the number and kind of shares subject to outstanding awards, the option exercise price, grant price or other price of shares subject to outstanding awards, any performance conditions relating to shares, the market price of shares, or per-share results, and other terms and conditions of outstanding awards. In the case of (i), (ii) and (iii) above, the Committee shall cause an equitable adjustment to be made to prevent dilution or enlargement of rights.

In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its sole discretion, cause an equitable adjustment as described above to be made, to prevent dilution or enlargement of rights. The number of shares subject to any award will always be rounded down to a whole number when the foregoing adjustments are made under the plan. In addition, the Committee may make other adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan.

With respect to any awards intended to comply with the performance-based exception under Section 162(m) of the Internal Revenue Code, any such exception shall be specified when the performance goals are established.

Amendment and Prohibition of Repricings. The plan may be amended, modified or terminated by the Board of Directors at any time, except that no such action can adversely affect any outstanding awards in a material way without the affected award holder’s consent, unless such termination, modification or amendment is required by applicable law or otherwise required by the plan document, and no amendment which requires stockholder approval in order for the plan to comply with any applicable stock exchange listing standards or any rule promulgated by the United States Securities and Exchange Commission shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon. Except for adjustments made in connection with events described in the prior two paragraphs, the exercise price of stock options and the grant price of stock appreciation rights issued under the plan may not be reduced without the approval of stockholders. Prior to the amendment and restatement, the plan did not contain a restriction on repricing, but it required stockholder approval of any amendment of an award if stockholder approval would be required by law, regulation or stock exchange rule.

Change in Control. Except as otherwise provided in a participant’s award agreement, upon the occurrence of a change in control of the Company all outstanding stock options and stock appreciation rights become immediately exercisable, any restriction imposed on restricted stock, restricted stock units, performance shares or other awards will lapse, and any performance shares or other awards with performance-related vesting conditions will be deemed earned at the target level (or if no target level is specified, the maximum level). Unless a participant’s award agreement provides otherwise, if a participant’s employment or service terminates following a change in control, any of the participant’s stock options or stock appreciation rights that were outstanding on the date of the change in control and that were vested as of the date of termination of employment or service will remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the participant’s employment or service or the expiration of the stated term of the award.

Nontransferability. Unless otherwise determined by the Committee and provided in a participant’s award agreement, awards may not be assigned or transferred by a plan participant except by will or by the laws of descent and distribution, and any stock option or stock appreciation right is exercisable during a participant’s lifetime only by the participant or by the participant’s guardian or legal representative. Nonqualified stock options and stock appreciation rights may not be transferred for value or consideration.

Duration of the Plan. Subject to the Committee’s right to terminate the plan earlier, the plan will remain in effect until all shares subject to the plan have been purchased or acquired, but no incentive stock options may be awarded under the plan on or after May 15, 2018.

Federal Income Tax Consequences. The following discussion covers some of the United States federal income tax consequences with respect to awards that may be granted under the plan. It is a brief summary only.

Federal Income Tax Consequences — Participants

Options. A plan participant will not recognize income for federal income tax purposes when incentive stock options are granted or exercised. If the participant disposes of shares acquired by exercise of an incentive stock option either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the incentive stock option, the participant will recognize in the year of disposition: (a) ordinary income, to the extent the lesser of either

(1) the fair market value of the shares on the date of option exercise, or (2) the amount realized on disposition, exceeds the option exercise price; and (b) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of these holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the option exercise price.

The exercise of an incentive stock option may result in alternative minimum tax liability. The excess of the fair market value of the shares purchased on exercise of an incentive stock option over the exercise price paid for such shares is considered alternative minimum taxable income for alternative minimum tax purposes.

With respect to nonqualified stock options, the participant will recognize no income upon grant of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the stock option exercise price. Upon a subsequent disposition of the shares received from the exercise of an option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

Stock Appreciation Rights. The recipient of a grant of stock appreciation rights will not realize taxable income on the date of such grant. Upon the exercise of a stock appreciation right, the recipient will realize ordinary income equal to the amount of cash or fair market value of stock received.

Restricted Stock. A participant holding restricted stock will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares and any cash received at the time of vesting. Dividends paid to the participant on the restricted stock during the restriction period will generally be ordinary income to the participant.

Restricted Stock Units. A participant holding restricted stock units will, at the time the shares or cash are issued upon or following vesting, realize ordinary income in an amount equal to the fair market value of the shares and any cash received.

Performance Shares. A participant holding performance shares will, at the time the shares or cash are issued upon or following vesting, realize ordinary income in an amount equal to the fair market value of the shares or cash received.

Federal Tax Consequences — The Company. In general, the Company will receive an income tax deduction at the same time and in the same amount as the amount which is taxable to the employee as ordinary income, except to the extent prohibited by Section 162(m) of the Internal Revenue Code. To the extent a participant realizes capital gains, as described above, the Company will not be entitled to any corresponding deduction for federal income tax purposes.

Section 162(m). Under Section 162(m) of the Internal Revenue Code, compensation paid to covered employees in excess of $1 million for any taxable year generally is not deductible by the Company unless such compensation qualifies as performance-based compensation, which requires, among other things, that the compensation is paid pursuant to a plan the material terms of which have been approved by the Company’s stockholders. Proposal 4 requests stockholder approval of the material terms of the plan for this purpose.

Generally, covered employee under Section 162(m) means the principal executive officer and the Company’s three other highest compensated executive officers, other than its principal financial officer, as of the last day of the applicable taxable year.

It is presently anticipated that the Committee will at all times consist of outside directors as required for purposes of Section 162(m), and that the Committee will take the effect of Section 162(m) into consideration in structuring plan awards.

Future Plan Benefits. The future benefits that will be received under the plan by particular individuals or groups are not determinable at this time. On March 13, 2008, Michael H. Lee, Chief Executive Officer of the Company, was granted up to 44,606 Restricted Stock Units under the plan for 2008 with a fair market value at the date of grant of $1,100,000, subject to meeting performance objectives set by the Committee. This award is also conditioned upon stockholder approval of the plan at the 2008 Annual Meeting of Stockholders. No other awards granted under the plan are conditioned upon stockholder approval.

The Board of Directors Recommendation.

The Board of Directors recommends you vote “FOR” approval of the Amendment and Restatement of the Tower Group, Inc. 2004 Long Term Equity Compensation Plan.

The presence, in person or by proxy, of the holders of record of a majority of the votes entitled to be cast in respect of all outstanding shares of common stock of the Company shall constitute a quorum for the purpose of considering this Proposal 3. Pursuant to the Company’s Amended and Restated By-laws, the affirmative vote of the majority of the shares present (whether in person or by proxy) that are entitled to vote shall constitute approval of this Proposal 3 by the stockholders. For purposes of the approval required, abstentions will be counted for the purposes of determining whether a quorum is present and count as votes against this agenda item and broker non-votes will have no effect.

4.	APPROVAL OF MATERIAL TERMS OF THE 2004 LONG TERM EQUITY COMPENSATION PLAN

The Company requests that stockholders approve the material terms of the Tower Group, Inc. 2004 Long Term Equity Compensation Plan, as amended and restated on May 15, 2008, to preserve the Company’s ability to deduct compensation associated with future performance-based incentive awards to be made under the plan.

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount we may deduct in any one year for compensation paid to certain of the Company’s executive officers. There is an exception to this limitation for certain performance-based compensation. Awards made pursuant to the plan may constitute performance-based compensation that is not subject to the deductibility limitation of Section 162(m). One condition to qualify for this exception is that the stockholders must approve the material terms of the performance goals of the plan.

Because the Company was not publicly held when it established the plan, the plan was not required to be approved by stockholders, and the performance-based compensation exception was deemed satisfied during a transition period following the Company’s initial public offering. This transition period will expire at the 2008 Annual Meeting of Stockholders. Therefore, the plan must now be approved by the stockholders if the Company is to continue to grant awards that qualify as performance-based compensation under Section 162(m).

If this proposal is not approved by stockholders, the Company will continue to grant awards under the plan, but certain awards to executive officers will not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and will therefore not be fully tax deductible. The material terms of the plan being submitted for approval for purposes of Section 162(m) are outlined below. A description of the other terms of the plan is in Proposal 3. These descriptions of the plan are qualified in their entirety by the actual provisions of the plan, which are attached to this Proxy Statement as Appendix A.

Eligibility and Participation. All employees, directors, and consultants of the Company or its subsidiaries are eligible to participate in the plan. Approximately 560 individuals are currently eligible to participate. The Committee determines which of these employees, directors or consultants will receive awards. Because the plan provides for broad discretion in selecting participants and in making awards, the total number of persons who will participate in the plan and the benefits that will be provided to the participants cannot be determined at this time.

Performance Measures. The Committee may grant awards under the plan subject to the attainment of the following performance measures: earnings per share, diluted earnings per share, operating earnings per share, diluted operating earnings per share, book value per share, diluted book value per share, economic value added, market share (actual or targeted growth), net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), premiums written or earned (gross, net or direct), revenue (actual or targeted growth), premiums written, earned or produced (gross or net) or premium growth, cash flow, operating margin, loss ratio (gross or net), expense ratio (gross or net), combined ratio (gross or net), share price, stock price growth, total stockholder return, or one or more personal objectives or goals including implementation of Company and/or subsidiary policy, development of long-term business goals or strategic plans for the Company and/or a subsidiary, negotiation of significant corporate transactions, meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries and/or other affiliates or joint ventures or the exercise of specific areas of management responsibility.

Awards and any related dividends or dividend equivalents that are not designed to qualify for the performance-based compensation exception may be based on these or such other performance measures as the Committee may determine. The Committee may make other adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan. With respect to any awards intended to comply with the performance-based exception under Section 162(m) of the Internal Revenue Code, any such exception shall be specified when the performance goals are established. Awards that are designed to qualify as performance-based compensation, and that are held by employees covered under Section 162(m) may not be adjusted upward, but the Committee may adjust such awards downward.

Individual Award Limits. Subject to the following individual and plan limits, the number of performance-based awards granted to any participant in any year is determined by the Committee in its sole discretion. The maximum number of shares with respect to which stock options may be awarded to an individual during any one year is 277,778. The maximum number of shares with respect to which stock appreciation rights may be awarded to any individual during any one year is 277,778. The maximum number of shares of restricted stock, restricted stock units, performance shares that may be awarded to an individual during any one year is 138,889 shares. No more than 138,889 shares may be awarded to an individual during any one year pursuant to other awards (awards other than stock options, stock appreciation rights, restricted stock, restricted stock units or performance shares) including, without limitation, the grant of deferred shares, shares or cash based on attainment of performance or other goals established by the Committee, or shares in lieu of cash under other company incentive or bonus programs. No more than $5,000,000 may be paid in cash to an individual during any one year pursuant to such other awards. The maximum dividend or dividend equivalents that may be paid in any one fiscal year to any one participant shall be $300,000.

The Board of Directors Recommendation.

The Board of Directors recommends you vote “FOR” approval of the material terms of the Tower Group, Inc. 2004 Long Term Equity Compensation Plan.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to receive the full income tax deduction for performance-based compensation paid under the plan. The Board of Directors is therefore asking the stockholders to approve, for purposes of Section 162(m) of the Code, the material terms of the plan set forth above. The complete text of the plan is set forth as Appendix A. A more complete summary of the material terms of the plan appears under Proposal 3 above.

The presence, in person or by proxy, of the holders of record of a majority of the votes entitled to be cast in respect of all outstanding shares of common stock of the Company shall constitute a quorum for the purpose of considering this Proposal 4. Pursuant to the Company’s Amended and Restated By-laws, the affirmative vote of the majority of the shares present (whether in person or by proxy) that are entitled to vote shall constitute approval of this Proposal 4 by the stockholders. Abstentions will be counted for the purpose of determining whether a quorum is present and count as votes against this proposal and broker non-votes will have no effect.

5.	APPROVAL OF THE MATERIAL TERMS OF THE SHORT TERM PERFORMANCE INCENTIVE PLAN

The Company requests that stockholders approve the material terms of the Tower Group, Inc. Short Term Performance Incentive Plan, which became effective January 1, 2008. Approval of these material terms will allow us to deduct compensation associated with performance-based incentive awards made under the plan.

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount the Company may deduct in any one year for compensation paid to certain of its executive officers. There is, however, an exception to this limit for certain performance-based compensation. Awards made pursuant to the plan may constitute performance-based compensation and thereby avoid the deductibility limitation of Section 162(m).

To qualify for this exception, stockholders must approve the material terms of the performance goals of the plan. In 2008, upon the recommendation of our Committee, our Board of Directors approved the plan, subject to stockholder approval at the 2008 Annual Meeting of Stockholders.

The Company is now submitting the material terms of the plan for approval by vote of the stockholders at the 2008 Annual Meeting of Stockholders. If this proposal is not approved by stockholders, the Company will continue to grant awards under the plan, but the awards will not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and might not be fully tax deductible.

Following is a description of the material terms of the plan, as approved by our Board of Directors at its February 21, 2008 meeting. The description is qualified in its entirety by the actual provisions of the plan, which is attached to this Proxy Statement as Appendix B.

Adoption of the Plan. The Tower Group, Inc. Short Term Performance Incentive Plan was originally adopted by our Board of Directors on February 21, 2008 and became effective on January 1, 2008, subject to the approval by stockholders at the Company’s 2008 Annual Meeting of Stockholders. The plan will remain in effect until such time as it is terminated by the Board of Directors.

Purpose of the Plan. The primary purpose of the plan is to enhance the Company’s ability to attract and retain highly qualified employees and to provide its employees with additional financial incentives to promote the success of the Company and its subsidiaries, while tying a portion of their compensation to measures affecting stockholder value. These financial incentives will be in the form of short-term cash incentives for achievement of specific pre-established performance objectives. It is intended that awards under the plan qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code so that the Company can fully deduct the incentive awards paid under the plan as business expenses for federal income tax purposes.

Eligibility. The plan limits eligibility to those employees of the Company or its subsidiaries who are designated by the Committee (as defined below), in its sole and absolute discretion, as eligible to receive an incentive award under the plan.

Plan Administration. The plan is administered by the Compensation Committee of the Board of Directors or another committee that the Board of Directors selects consisting solely of two or more independent members of the Board of Directors. In this summary, we refer to the committee of the Board of Directors administering the plan as the Committee. The Committee approves the participants for any particular performance period, the applicable performance targets and the other key terms of the awards. Except with respect to awards made to executive officers who are not reasonably expected to be subject to the tax deduction limitations under Section 162(m) of the Internal Revenue Code, to the extent permitted by law and the provisions of the plan, the Committee may delegate its authority and responsibilities under the plan to any officer or employee of the Company, subject to such restrictions and limitation as the Committee may prescribe.

Description of Awards. Incentive awards under the plan are based upon performance measured against pre-established performance targets over a specified performance period. The performance period used for awards is generally the calendar year; however, the Committee may approve a different period. Within ninety days after the beginning of each performance period or, if less than ninety days, the number of days which is equal to twenty-five percent of the relevant performance period applicable to an incentive award, the Committee must establish, in writing, the participants to whom incentive awards will be granted, and specify the terms and conditions for the determination and payment of incentive awards, including, if applicable, the extent to which participants will have the right to receive an incentive award payment following termination of employment.

The Committee must designate the applicable performance period, establish the target incentive award for each participant, establish the performance objective or objectives that must be satisfied in order for a participant to receive an incentive award for such performance period and establish the method in which a participant’s incentive award will be computed if the performance objectives established by the Committee are met at a level below or above the target level. Performance targets are established at the discretion of the Committee and can be expressed in absolute terms, as a goal relative to performance in prior periods, as a goal compared to the performance of comparable companies or as an index covering multiple companies or in such other way as the Committee prescribes. They can be expressed as an objective formula to be used in calculating the amount of the incentive award the participant will be eligible to receive at various levels of achievement.

The target incentive award will be a percentage of the participant’s annual salary at the end of the performance period or such other amount as the Committee may determine. Under the plan, if the performance objectives established by the Committee are met at the target level, the participant will receive an incentive award equal to 100% of the target incentive award. If the performance objectives established by the Committee are met at a level below or above the target level, the participant will receive an incentive award equal to a percentage of the target incentive award, with such percentage based on such factors as the Committee shall determine, or the objective formula or standard established in writing by the Committee (in the case of an incentive award that is intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code and regulations promulgated thereunder). The terms of the awards may vary from year to year and from participant to participant.

Performance Measures. Performance measures are based upon one or more of the following factors: earnings per share, diluted earnings per share, operating earnings per share, diluted operating earnings per share, economic value created, book value per share, diluted book value per share, market share (actual or targeted growth), net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), revenue (actual or targeted growth), premiums written, earned or produced (gross or net), premium growth, cash flow, operating margin, loss ratio (gross or net), expense ratio (gross or net), combined ratio (gross or net), share price, share price growth, and/or total stockholder return.

In addition, the following additional performance measures may also be used to the extent consistent with the requirements of Section 162(m) of the Internal Revenue Code: one or more personal objectives or goals, including implementation of company and/or subsidiary policy, development of long-term business goals or strategic plans for the Company and/or a subsidiary, negotiation of significant corporate transactions, meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries and/or other affiliates or joint ventures or the exercise of specific areas of management responsibility; provided, however, that the measurement of any such objectives or goals must be objectively determinable.

The Committee may adjust the amount of an incentive award; however, the Committee may only reduce (not increase) the amount of an incentive award if it is intended that the award qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Unusual or Nonrecurring Events. Unless otherwise determined by the Committee, performance objective targets may be adjusted to take into account unusual or nonrecurring events affecting the company, a subsidiary or a division or business unit, or the financial statements thereof, or changes in applicable laws, regulations or accounting principles to the extent such unusual or nonrecurring events or changes in applicable laws, regulations or accounting principles otherwise would result in dilution or enlargement of the incentive award intended to be paid. With respect to any incentive award intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and regulations promulgated thereunder, it is intended that such adjustment be made in such manner as will not cause the incentive award to fail to qualify as performance-based compensation.

Certification of Awards. With respect to awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, following each performance period, the Committee must certify in writing the degree to which the performance targets for each performance period have been achieved and the applicable amount to which the participant might be entitled.

Limitation on Award Amounts. The plan limits the amount that can be paid with respect to awards to any one participant in any one calendar year to $5 million. This limitation does not apply in the case of an incentive award that is paid early because of a change in control or other transaction or event that provides for accelerated payment of an award.

Payment of Awards. If an award is earned, payment is made in cash as soon as practicable, and in any event no later than the 15th day of the third month following the calendar year in which ends the performance period with respect to which the incentive awards are made.

Termination of Employment. Except as otherwise provided by the Committee, a participant must be employed on the last day of the award’s performance period to become entitled to payment with respect to the award.

Amendment and Termination of the Plan. The plan may be amended, modified or terminated by the Board of Directors, provided that no amendment, modification or termination that adversely affects outstanding awards may be made without consent of the participant holding the award, and further provided that no amendment that requires stockholder approval in order to maintain the qualification of incentive awards intended to qualify as performance-based compensation pursuant to Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder shall be made without such stockholder approval.

Committee Members not Liable. The plan provides that the Committee and board members administering the plan shall not be liable for any act, omission, interpretation, construction or determination made in connection with the plan, other than as a result of such individual’s willful misconduct, which results in any loss, cost, liability or expense that may be imposed upon or incurred by them in connection with or resulting from claims, actions, suits or proceedings relating to their involvement with the plan.

Future Awards. Since the determination of whether awards will be made and, if awards are made, the selection of plan participants and the key terms of awards, including performance targets, performance periods and performance measures are established each year in the discretion of our Committee, it cannot be determined at this time what amounts, if any, will be paid in the future.

Awards Contingent Upon Stockholder Approval. As of the date of the mailing of this Proxy Statement, Michael H. Lee, the Company’s Chief Executive Officer, received an award with a target value of $550,000 and a maximum value of $1,100,000 subject to performance objectives set by the Committee. The award is contingent upon stockholder approval of the material terms of the plan at the 2008 Annual Meeting of Stockholders in order to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.

The Board of Directors Recommendation.

The Board of Directors recommends you vote “FOR” approval of the material terms of the Tower Group, Inc. Short Term Performance Incentive Plan.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to receive the full income tax deduction for performance-based compensation paid under the plan. The Board of Directors is therefore asking the stockholders to approve, for purposes of Section 162(m) of the Code, the material terms of the plan set forth above. The complete text of the plan is set forth as Appendix B.

The presence, in person or by proxy, of the holders of record of a majority of the votes entitled to be cast in respect of all outstanding shares of common stock of the Company shall constitute a quorum for the purpose of considering this Proposal 5. Pursuant to the Company’s Amended and Restated By-laws, the affirmative vote of a majority of the shares present (whether in person or by proxy) that are entitled to vote shall constitute approval of this Proposal 5 by the stockholders. Abstentions will be counted for the purpose of determining whether a quorum is present and count as votes against this proposal and broker non-votes will have no effect.

STOCKHOLDER PROPOSALS

Any stockholder proposal intended to be presented at the 2009 Annual Meeting must be received at the Company’s principal executive office by December 12, 2008 for consideration of inclusion in the Proxy Statement and form of Proxy related to that Meeting. The proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission. A stockholder proposal submitted after February 26, 2009 will be considered untimely.

APPENDIX A

Tower Group, Inc.

2004 Long Term Equity Compensation Plan

(as amended and restated, effective May 15, 2008)

Tower Group, Inc.
2004 Long Term Equity Compensation Plan

(as amended and restated, effective May 15, 2008)

Article 1.    Establishment, Objectives, and Duration

1.1.    Establishment of the Plan. The Tower Group, Inc. 2004 Long Term Equity Compensation Plan (the “Plan”) became effective on August 26, 2004 (the “Effective Date”) and was amended and restated as of May 15, 2008, subject to approval by the Company’s shareholders at the Company’s 2008 Annual Meeting. The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and other awards.

1.2.    Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s goals and which link the personal interests of Participants to those of the Company’s shareholders.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make or are expected to make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3.    Duration of the Plan. The Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan in accordance with the provisions of Article 16 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Incentive Stock Option be granted under the Plan on or after May 15, 2018.

Article 2.    Definitions

The following terms, when capitalized, shall have the meanings set forth below:

2.1.    “Award” means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and other awards granted under the Plan.

2.2.    “Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

2.3.    “Board” means the Board of Directors of the Company.

2.4.    “Change in Control” means the occurrence of any of the following events:

(a)	any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as the ownership of stock of the Company) that was not on the Effective Date the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company’s then outstanding securities becomes after the Effective Date the beneficial owner, directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company’s then outstanding securities;

(b)	individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of the

Company, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this definition, considered as though such person were a member of the Incumbent Board;

(c)	consummation of a merger, consolidation, reorganization, share exchange or similar transaction (a “Transaction”) of the Company with any other entity, other than (i) a Transaction that would result in the voting securities of the Company outstanding immediately prior thereto directly or indirectly continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or a parent company) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity or parent company outstanding immediately after such Transaction or (ii) a Transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 20% of the combined voting power of the Company’s then outstanding securities;

(d)	the sale, transfer or other disposition (in one transaction or a series of related transactions) of more than 50% of the operating assets of the Company; or

(e)	the approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding anything to the contrary contained herein, an initial public offering of the Company’s Shares shall not constitute a Change in Control for purposes of this Plan.

2.5.    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6.    “Committee” means the Committee, as specified in Section 3.1 herein, appointed by the Board to administer the Plan.

2.7.    “Company” means Tower Group, Inc., a Delaware corporation, and any successor thereto as provided in Article 19 herein.

2.8.    “Consultant” means any consultant or advisor to the Company or a Subsidiary.

2.9.    “Director” means any individual who is a member of the Board of Directors of the Company or a Subsidiary.

2.10.    “Dividend Equivalent” means, with respect to Shares subject to an Award, a right to be paid an amount equal to the dividends declared on an equal number of outstanding Shares.

2.11.    “Effective Date” shall have the meaning ascribed to such term in Section 1.1 herein.

2.12.    “Employee” means any employee of the Company or a Subsidiary.

2.13.    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.14.    “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.15.    “Fair Market Value” means the closing price of a Share as reported in the consolidated transaction reporting system, or, if there was no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.16.    “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.17.    “Incentive Stock Option” or “ISO” means an Option that is intended to meet the requirements of Code Section 422.

2.18.    “Named Executive Officer” means a Participant who is one of the groups of “covered employees,” as defined in the regulations promulgated under Code Section 162(m).

2.19.    “Nonqualified Stock Option” or “NQSO” means an Option to purchase Shares granted under Article 6 herein and that is not intended to meet the requirements of Code Section 422.

2.20.    “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.21.    “Participant” means a current or former Employee, Director or Consultant who has outstanding an Award granted under the Plan.

2.22.    “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.23.    “Performance Period” means the period during which a performance goal must be met.

2.24.    “Performance Share” means an Award granted to a Participant, as described in Article 9 herein.

2.25.    “Period of Restriction” means the period during which Restricted Stock or Restricted Share Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance measures, or upon the occurrence of other events as determined by the Committee, at its discretion), as provided in Articles 8 and 9 herein.

2.26.    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.27.    “Restricted Stock” means an Award granted to a Participant, as described in Article 8 herein.

2.28.    “Restricted Stock Unit” means an Award granted to a Participant, as described in Article 9 herein.

2.29.    “Share” means a share of common stock of the Company, par value $0.01 per share, subject to adjustment pursuant to Section 4.3 herein.

2.30.    “Stock Appreciation Right” or “SAR” means an Award granted to a Participant, either alone or in connection with a related Option, as described in Article 7 herein.

2.31.    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.32.    “Tandem SAR” means an SAR that is granted in connection with a related Option, as described in Article 7 herein.

2.33.    “Ten Percent Shareholder” means, with respect to an ISO, a Participant who, at the time the ISO is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent corporation (as that term is defined in Code Section 424(e)) or Subsidiary.

Article 3.    Administration

3.1.    The Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee (the “Committee”) as the Board shall select consisting solely of two or more members of the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2.    Authority of the Committee. Except as limited by law or by the Company’s Certificate of Incorporation or Bylaws (as the same may be amended and/or restated from time to time), and subject to the provisions herein, the Committee shall have full power to select the Employees, Directors and Consultants who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Sections 16.3 herein) amend the terms and conditions of any outstanding Award. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.

3.3.    Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareholders, Directors, Employees, Consultants and their estates and beneficiaries.

Article 4.    Shares Subject to the Plan; Individual Limits; and Anti-Dilution Adjustment

4.1.    Shares Available for Grants.

(a)	Subject to adjustment as provided in Section 4.3 herein, the maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be 2,325,446. This maximum number of Shares includes Shares that were available for awards under the Tower Group, Inc. 2001 Stock Award Plan, but which were not (and may no longer be) made subject to awards under such plans.

(b)	Subject to adjustment as provided in Section 4.3 herein, the aggregate number of Shares that may be delivered pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares and other awards (other than Options or SARs) may be granted under the Plan may not exceed 1,744,084 Shares.

(c)	If an Award is not settled in Shares or is forfeited, expires or is canceled without delivery of Shares, the Shares subject to such Award shall again be available for delivery under the Plan. Shares granted pursuant to the Plan may be authorized but unissued Shares, treasury Shares or Shares purchased on the open market. Upon the exercise of a stock-settled SAR, the number of Shares subject to the SAR being exercised (or the portion of the SAR being exercised, as applicable) shall be counted against the maximum aggregate number of Shares that may be delivered under the Plan as provided above, on the basis of one Share for every Share subject to the SAR (or portion thereof, as applicable), regardless of the actual number of Shares delivered upon exercise of the SAR.

4.2.    Individual Limits. Subject to adjustment as provided in Section 4.3 herein, the following rules shall apply with respect to Awards and any related dividends or Dividend Equivalents intended to qualify for the Performance-Based Exception:

(a)	Options: The maximum aggregate number of Shares with respect to which Options may be granted in any one fiscal year to any one Participant shall be 277,778.

(b)	SARs: The maximum aggregate number of Shares with respect to which Stock Appreciation Rights may be granted in any one fiscal year to any one Participant shall be 277,778.

(c)	Restricted Stock: The maximum aggregate number of Shares of Restricted Stock that may be granted in any one fiscal year to any one Participant shall be 138,889.

(d)	Restricted Stock Units. The maximum aggregate number of Restricted Stock Units that may be granted in any one fiscal year to any one Participant shall be 138,889.

(e)	Performance Shares: The maximum aggregate number of Performance Shares that may be granted in any one fiscal year to any one Participant shall be 138,889.

(f)	Other Awards. The maximum number of Shares that may be awarded in any one year to any one Participant pursuant to an Award under Article 10 shall be 138,889 Shares and the maximum cash Award that may be awarded in any one year to any one Participant pursuant to an Award under Article 10 shall be $5,000,000.

(g)	Dividends and Dividend Equivalents: The maximum dividend or Dividend Equivalents that may be paid in any one fiscal year to any one Participant shall be $300,000

4.3.    Adjustments in Authorized Shares. In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123R), such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause an equitable adjustment to be made (i) in the number and kind of Shares that may be delivered under the Plan, (ii) in the individual limitations set forth in Section 4.2 and (iii) with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Option Exercise Price, grant price or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, in the case of (i), (ii) and (iii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made, to prevent dilution or enlargement of rights. The number of Shares subject to any Award shall always be rounded down to a whole number when adjustments are made pursuant to this Section 4.3. Adjustments made by the Committee pursuant to this Section 4.3 shall be final, binding and conclusive.

Article 5.    Eligibility and Participation

5.1.    Eligibility. Persons eligible to participate in the Plan include all Employees, Directors and Consultants.

5.2.    Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6.    Options

6.1.    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

6.2.    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3.    Exercise Price. The Exercise Price for each grant of an Option under the Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. The Exercise Price of an ISO granted to a Ten Percent Shareholder shall be at least equal to one hundred and ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted.

6.4.    Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant and no ISO granted to a Ten Percent Shareholder shall be exercisable later than the fifth (5th) anniversary date of its grant.

6.5.    Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6.    Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by provisions for full payment for the Shares.

The Exercise Price of an Option shall be payable as follows, in each case subject to such restrictions as the Committee may impose: (a) in cash or its equivalent, (b) by tendering, or attesting to the ownership of, previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (c) by broker-assisted cashless exercise, (d) by any other method approved by the Committee or (e) by a combination of (a), (b), (c) and/or (d). The Committee may limit any method of payment, other than that specified under (a), for administrative convenience, to comply with applicable law, or for any other reason.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver or cause to be delivered Shares in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7.    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8.    Dividend Equivalents. At the discretion of the Committee, an Award of Options may provide the Participant with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participant, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Without limiting the generality of the preceding sentence, if it is intended that an Award of Options and/or the Dividend Equivalents comply with the requirements of the Performance-Based

Exception, the Committee may apply any restrictions it deems appropriate to the payment of Dividend Equivalents awarded with respect to such Options, such that the Options and/or Dividend Equivalents maintain eligibility for the Performance-Based Exception.

6.9.    Termination of Employment or Service. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options, and may reflect distinctions based on the reasons for termination of employment or service.

6.10.    Nontransferability of Options.

(a)	Incentive Stock Options. ISOs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant.

(b)	Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, NQSOs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant. Under no circumstances may an NQSO be transferable for value or consideration.

Article 7.    Stock Appreciation Rights

7.1.    Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of a Tandem SAR shall equal the Exercise Price of the related Option.

7.2.    Exercise of Tandem SARs. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. To the extent exercisable, Tandem SARs may be exercised for all or part of the Shares subject to the related Option. The exercise of all or part of a Tandem SAR shall result in the forfeiture of the right to purchase a number of Shares under the related Option equal to the number of Shares with respect to which the SAR is exercised. Conversely, upon exercise of all or part of an Option with respect to which a Tandem SAR has been granted, an equivalent portion of the Tandem SAR shall similarly be forfeited.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

7.3.    Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement.

7.4.    Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5.    Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.6.    Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(b)	the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.7.    Dividend Equivalents. At the discretion of the Committee, an Award of SARs may provide the Participant with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participant, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Without limiting the generality of the preceding sentence, if it is intended that an Award of SARs and/or the Dividend Equivalents comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of Dividend Equivalents awarded with respect to such SARs, such that the SARs and/or Dividend Equivalents maintain eligibility for the Performance-Based Exception.

7.8.    Termination of Employment or Service. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs, and may reflect distinctions based on the reasons for termination of employment or service.

7.9.    Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, SARs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant. Under no circumstances may an SAR be transferable for value or consideration.

Article 8.    Restricted Stock

8.1.    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts as the Committee shall determine.

8.2.    Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3.    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock.

8.4.    Removal of Restrictions. Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate.

8.5.    Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6.    Dividends and Other Distributions. Except as otherwise provided in a Participant’s Award Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock shall receive all regular cash dividends paid with respect to all Shares while they are so held, and all other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be paid at such time following full vesting as are paid the Shares of Restricted Stock with respect to which such distributions were made. Without limiting the generality of the preceding sentence, if it is intended that an Award of Restricted Stock and/or dividends comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, such that the Restricted Stock and/or the dividends maintain eligibility for the Performance-Based Exception.

8.7.    Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Stock following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards of Restricted Stock, and may reflect distinctions based on the reasons for termination of employment or service.

8.8.    Nontransferability of Restricted Stock. Except as otherwise determined by the Committee, during the applicable Period of Restriction, a Participant’s rights with respect to the Restricted Stock granted under the Plan shall be available during the Participant’s lifetime only to such Participant, and Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution.

Article 9.    Restricted Stock Units and Performance Shares

9.1.    Grant of Restricted Stock Units/Performance Shares. Subject to the terms and provisions of the Plan, Restricted Stock Units and Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee and as shall be set forth in the Award Agreement.

9.2.    Award Agreement. Each grant of Restricted Stock Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the applicable Period(s) of Restriction or Performance Period(s) (as the case may be), the number of Restricted Stock Units or Performance Shares granted, and such other provisions as the Committee shall determine. The initial value of a Restricted Stock Unit or Performance Share shall equal the Fair Market Value of a Share on the date of grant.

9.3.    Form and Timing of Payment.

(a)	Except as otherwise provided in a Participant’s Award Agreement, payment of Restricted Stock Units shall be made after the last day of the Period of Restriction applicable thereto. The Committee, in its sole discretion, may pay Restricted Stock Units in cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units.

(b)	Except as otherwise provided in a Participant’s Award Agreement, after the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive payout on the number of Performance Shares earned over the Performance Period, to be determined as a function of the extent to which the corresponding performance measures have been achieved. The Committee, in its sole discretion, may pay Performance Shares in cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Shares.

9.4.    Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units or Performance Shares granted hereunder.

9.5.    Dividend Equivalents. At the discretion of the Committee, an Award of Restricted Stock Units or Performance Shares may provide the Participant with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participant, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Without limiting the generality of the preceding sentence, if it is intended that an Award of Restricted Stock Units/Performance Shares and/or the Dividend Equivalents comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of Dividend Equivalents awarded with respect to such Restricted Stock Units/Performance Shares, such that the Restricted Stock Units/Performance Shares and/or Dividend Equivalents maintain eligibility for the Performance-Based Exception.

9.6.    Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Restricted Stock Units or Performance Shares following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Units or Performance Shares, and may reflect distinctions based on the reasons for termination of employment or service.

9.7.    Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Restricted Stock Units and Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 10.    Other Awards

10.1.    Grant. The Committee shall have the right to grant other Awards which may include, without limitation, the grant of deferred Shares, Shares or cash based on attainment of performance or other goals established by the Committee, or Shares in lieu of cash under other Company incentive or bonus programs.

10.2.    Payment of Other Awards. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

10.3.    Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive amounts under Awards granted under this Article 10 following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, need not be uniform among all other Awards, and may reflect distinctions based on the reasons for termination of employment or service.

10.4.    Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Awards granted under this Article 10 may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 11.    Performance Measures

Unless and until the Company proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 11, the performance goals to be used for Awards and any related dividends or Dividend Equivalents that are designed to qualify for the Performance-Based Exception shall be chosen from among the following performance measure(s): (a) earnings per share, (b) diluted earnings per share, (c) operating earnings per share, (d) diluted operating earnings per share, (e) book value per share, (f) diluted book value per share, (g) economic value added, (h) market share (actual or targeted growth), (i) net income (before or after taxes), (j) operating income, (k) adjusted net income after capital charge, (l) return on assets (actual or targeted growth), (m) return on capital (actual or targeted growth), (n) return on equity (actual or targeted growth), (o) return on investment (actual or targeted growth), (p) premiums written or earned (gross, net or direct), (q) revenue (actual or targeted growth), (r) premiums written, earned or produced (gross or net) or premium growth, (s) cash flow, (t) operating margin, (u) loss ratio (gross or net), (v) expense ratio (gross or net), (w) combined ratio (gross or net), (x) share price, (y) stock price growth, (z) total shareholder return, or (aa) one or more personal objectives or goals including implementation of Company and/or Subsidiary policy, development of long-term business goals or strategic plans for the Company and/or a Subsidiary, negotiation of significant corporate transactions, meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of Subsidiaries and/or other affiliates or joint ventures or the exercise of specific areas of management responsibility; provided however, that the measurement of any such objectives or goals must be objectively determinable. Awards and any related dividends or Dividend Equivalents that are not designed to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.

Article 12.    Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing during the Participant’s lifetime with the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 13.    Deferrals

If permitted by the Committee, a Participant may defer receipt of amounts that would otherwise be provided to such Participant with respect to an Award. If permitted, such deferral (and the required deferral election) shall be made in accordance with, and shall be subject to, the terms and conditions of the applicable nonqualified deferred compensation plan under which such deferral is made and such other terms and conditions as the Committee may prescribe.

Article 14.    Rights of Participants

14.1.    Continued Service. Nothing in the Plan shall:

(a)	interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or service at any time,

(b)	confer upon any Participant any right to continue in the employ or service of the Company or any of its Subsidiaries, nor

(c)	confer on any Director any right to continue to serve on the Board of Directors of the Company or any of its Subsidiaries.

14.2.    Participation. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

Article 15.    Change in Control.

Except as otherwise provided in a Participant’s Award Agreement, upon the occurrence of a Change in Control:

(a)	any and all outstanding Options and SARs granted hereunder shall become immediately exercisable;

(b)	any Period of Restriction or other restriction imposed on any Restricted Stock, Restricted Stock Unit or other Award shall lapse; and

(c)	any and all Performance Shares and other Awards (if performance-based) shall be deemed earned at the target level (or if no target level is specified, the maximum level) with respect to all open Performance Periods.

Unless a Participant’s Award Agreement expressly provides otherwise, if a Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries is terminated following a Change in Control, any of the Participant’s Options or SARs that were outstanding on the date of the Change in Control and that were vested as of the date of termination of employment or service shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the Participant’s employment or service or the expiration of the stated term of the Award.

Article 16.    Amendment, Modification, and Termination

16.1.    Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to comply with any applicable stock exchange listing standards or any rule promulgated by the United States Securities and Exchange Commission shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon.

16.2.    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 herein) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. With respect to any Awards intended to comply with the Performance-Based Exception, any such exception shall be specified when the performance goals are established.

16.3.    Awards Previously Granted. No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein. Other than pursuant to Section 4.3 hereof, the Exercise Price of an Option and the grant price of a SAR shall not be reduced (whether through amendment, cancellation or replacement with other Awards or other payments of cash or property) without shareholder approval.

16.4.    Compliance with the Performance-Based Exception. If changes are made to Code Section 162(m) or regulations promulgated thereunder to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 16, make any adjustments to the Plan and/or Award Agreements it deems appropriate.

Article 17.    Withholding

17.1.    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

17.2.    Use of Shares to Satisfy Withholding Obligation. With respect to withholding required upon the exercise of Options or SARs, upon the vesting of Restricted Stock, Restricted Stock Units or Performance Shares, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect that the withholding requirement be satisfied, in whole or in part, by having the Company withhold, or by tendering to the Company, Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum applicable withholding rates for federal, state and local tax purposes, including payroll taxes) that could be imposed on the transaction. Any such elections by a Participant shall be irrevocable, made in writing and signed by the Participant.

Article 18.    Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company to the fullest extent permitted by Delaware law against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is subject to the person having been successful in the legal proceedings or having acted in good faith and what is reasonably believed to be a lawful manner in the Company’s best interests. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws (as the same may be amended and/or restated from time to time), as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 19.    Successors

All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company.

Article 20.    Legal Construction

20.1.    Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such act, code, section, rule or regulation, as may be amended from time to time, or to any successor act, code, section, rule or regulation.

20.2.    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.3.    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.4.    Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of New York, without giving effect to any conflicts or choice of law rule or principle that might otherwise refer construction of the Plan and/or any agreements under the Plan to the substantive law of another jurisdiction.

APPENDIX B

Tower Group, Inc.
Short Term Performance Incentive Plan

Tower Group, Inc.

Short Term Performance Incentive Plan

Section 1.    Establishment and Purpose

Tower Group, Inc. (the “Company”) hereby establishes a short-term incentive compensation plan to be known as the “Tower Group, Inc. Short Term Performance Incentive Plan” (the “Plan”).

The purpose of the Plan is to enhance the Company’s ability to attract and retain highly qualified employees and to provide such employees with additional financial incentives to promote the success of the Company and its Subsidiaries. It is intended that incentive awards payable under the Plan will qualify as “performance-based compensation,” within the meaning of Section 162(m) of the Code and regulations promulgated thereunder, if such qualification is desired, and the Plan shall be construed accordingly.

The Plan is effective as of January 1, 2008, subject to the approval of the Plan by stockholders at the Company’s 2008 Annual Meeting of Stockholders. The Plan will remain in effect until such time as it shall be terminated by the Board, pursuant to Section 8 herein.

Section 2.    Definitions

Unless the context requires otherwise, the following words, when capitalized, shall have the meanings ascribed below:

(a)	“Board” means the Board of Directors of the Company.

(b)	“Code” means the Internal Revenue Code of 1986, as amended.

(c)	“Committee” means the Compensation Committee (or a subcommittee thereof) of the Board or such other committee (or subcommittee) of the Board that the Board shall designate from time to time to administer the Plan.

(d)	“Company” means Tower Group, Inc., or any successor thereof.

(e)	“Participant” means an employee of the Company or a Subsidiary selected by the Committee to participate in the Plan.

(f)	“Performance Period” means the calendar year or such other period designated by the Committee.

(g)	“Plan” means the Tower Group, Inc. Short Term Performance Incentive Plan, as may be amended from time to time.

(h)	“Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the combined equity thereof.

(i)	“Target Incentive Award” has the meaning set forth in Section 6(b).

Section 3.    Administration

The Plan shall be administered by the Committee. The Committee shall consist of two or more members of the Board. To the extent the Committee is taking action with respect to an incentive award intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations promulgated thereunder, it is intended that the Committee will be comprised solely of two or more “outside directors” within the meaning of Section 162(m)(4)(C) of the Code. Subject to applicable laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to establish rules and take all actions, including, without limitation, interpreting the terms of the Plan and any related rules or regulations or other documents enacted hereunder and deciding all questions of fact arising in their application, determined by the Committee to be necessary in the administration of the Plan.

With respect to employees of the Company or a Subsidiary who are not, and are reasonably not expected to become, subject to the provisions of Section 162(m) of the Code, and who are not executive officers, as that term is used in the Company’s Compensation Committee Charter, to the extent permitted by applicable laws, rules and regulations (including the Company’s Compensation Committee Charter and Nasdaq qualitative listing requirements), the Committee may delegate its authority and/or responsibilities under the Plan (in whole or in part) to the Chief Executive Officer of the Company or such other selected employee or employees of the Company as the Committee may select, subject to such conditions, restrictions and limitations as may be imposed by the Committee. Any actions duly taken by the Chief Executive Officer or such other employee or employees with respect to the administration of the Plan, shall be deemed to have been taken by the Committee for purposes of the Plan to the extent such actions are consistent with the terms of the Plan and the scope of the Committee’s delegation.

All decisions, determinations and interpretations of the Committee shall be final, binding and conclusive on all persons, including the Company, its Subsidiaries, its stockholders, the Participants and their estates and beneficiaries. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan, other than as a result of such individual’s willful misconduct.

Section 4.    Eligibility

Eligibility under the Plan is limited to those employees of the Company and its Subsidiaries who are designated by the Committee, in its sole and absolute discretion, as eligible to receive an incentive award under the Plan.

Section 5.    Form of Payment

Payment of incentive awards under the Plan shall be made in cash.

Section 6.    Determination of Incentive Awards

(a)	Designation of Participants, Performance Period, Performance Objectives and Terms of Incentive Awards. Within 90 days after the beginning of each Performance Period or, if less than 90 days, the number of days which is equal to twenty-five percent (25%) of the relevant Performance Period applicable to an incentive award, the Committee shall, in writing, select the Participants to whom incentive awards shall be granted, specify terms and conditions for the determination and payment of incentive awards, including, if applicable, the extent to which Participants will have the right to receive an incentive award payment following termination of employment, designate the applicable Performance Period, establish the Target Incentive Award for each Participant, establish the performance objective or objectives that must be satisfied in order for a Participant to receive an incentive award for such Performance Period and establish the method in which a Participant’s incentive award will be computed if the performance objectives established by the Committee are met at a level below or above the target level, which method shall be expressed in terms of an objective formula or standard in the case of an incentive award that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations promulgated thereunder. Any such performance objectives will be based upon one or more of the following performance measures, as determined by the Committee:

(i)	earnings per share,

(ii)	diluted earnings per share,

(iii)	operating earnings per share,

(iv)	diluted operating earnings per share,

(v)	economic value created,

(vi)	book value per share,

(vii)	diluted book value per share,

(viii)	market share (actual or targeted growth),

(ix)	net income (before or after taxes),

(x)	operating income,

(xi)	adjusted net income after capital charge,

(xii)	return on assets (actual or targeted growth),

(xiii)	return on capital (actual or targeted growth),

(xiv)	return on equity (actual or targeted growth),

(xv)	return on investment (actual or targeted growth),

(xvi)	revenue (actual or targeted growth),

(xvii)	premiums written, earned or produced (gross or net),

(xviii)	premium growth,

(xix)	cash flow,

(xx)	operating margin,

(xxi)	loss ratio (gross or net)

(xxii)	expense ratio (gross or net)

(xxiii)	combined ratio (gross or net),

(xxiv)	share price,

(xxv)	share price growth,

(xxvi)	total stockholder return, and

(xxvii)	one or more personal objectives or goals, including implementation of Company and/or Subsidiary policy, development of long-term business goals or strategic plans for the Company and/or a Subsidiary, negotiation of significant corporate transactions, meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of Subsidiaries and/or other affiliates or joint ventures or the exercise of specific areas of management responsibility; provided however, that the measurement of any such objectives or goals must be objectively determinable.

The targeted level or levels of performance with respect to such performance measures may be established at such levels and on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. Notwithstanding the foregoing, incentive awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code and regulations promulgated thereunder may be based on these or such other performance measures as the Committee may determine.

(b)	Target Incentive Award. Each Participant will have an incentive award opportunity (the “Target Incentive Award”) that will be based on achieving the target performance objectives established by the Committee. The Target Incentive Award will be a percentage of the Participant’s annual salary at the end of the Performance Period or such other amount as the Committee may determine. If the performance objectives established by the Committee are met at the target level, the Participant will receive an incentive award equal to 100% of the Target Incentive Award. If the performance objectives established by the Committee are met at a level below or above the target level, the Participant will receive an incentive award equal to a percentage of the Target Incentive Award, with such percentage based on (i) in the case of an incentive award that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations promulgated thereunder, the objective formula or standard established in writing by the Committee pursuant to Section 6(a) and (ii) in the case of any other incentive award, such factors as the Committee shall determine.

(c)	Maximum Incentive Award. The maximum incentive award that may be paid under the Plan to a Participant during any fiscal year shall be $5,000,000.

(d)	Committee Determination and Certification of Incentive Awards. As soon as reasonably practicable after the end of each Performance Period, the Committee shall (i) determine whether the performance objectives for the Performance Period have been satisfied, (ii) determine the amount of the incentive award to be paid to each Participant for such Performance Period and (iii) with respect to incentive awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code and regulations promulgated thereunder, certify such determination in writing. Written certification for this purpose shall include, without limitation, approved minutes of the Committee meeting in which the certification is made.

(e)	Payment of Incentive Awards. Incentive awards shall be paid to the Participants following the Committee’s determination of the amount of the incentive award to be paid to each Participant (and, in the case of incentive awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code and regulations promulgated thereunder, certification by the Committee pursuant to Section 6(d)) no later than the 15th day of the third month following the calendar year in which ends the Performance Period with respect to which the incentive awards are made.

(f)	Committee Discretion. Notwithstanding the foregoing, the Committee retains the discretion to adjust the amount of any incentive award that would otherwise be payable to a Participant; provided, however, that incentive awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code and regulations promulgated thereunder may not be adjusted upward (the Committee may, in its discretion, adjust such incentive awards downward).

(g)	Unusual or Nonrecurring Events. Unless otherwise determined by the Committee, performance objective targets may be adjusted to take into account unusual or nonrecurring events affecting the Company, a Subsidiary or a division or business unit, or the financial statements thereof, or changes in applicable laws, regulations or accounting principles to the extent such unusual or nonrecurring events or changes in applicable laws, regulations or accounting principles otherwise would result in dilution or enlargement of the incentive award intended to be paid. With respect to any incentive award intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations promulgated thereunder, it is intended that such adjustment be made in such manner as will not cause the incentive award to fail to qualify as performance-based compensation.

Section 7.    Termination of Employment

Except as may be specified by the Committee pursuant to Section 6(a), a Participant shall have no right to an incentive award under the Plan for any Performance Period in which the Participant is not actively employed by the Company or a Subsidiary on the last day of the Performance Period to which such incentive award relates. The Committee, in its sole and absolute discretion, may impose such additional service restrictions as it deems appropriate.

Section 8.    Amendment or Termination of the Plan

The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order to maintain the qualification of incentive awards intended to qualify as performance-based compensation pursuant to Code Section 162(m) and regulations promulgated thereunder shall be made without such stockholder approval. If changes are made to Code Section 162(m) or regulations promulgated thereunder to permit greater flexibility with respect to any incentive award or awards available under the Plan, the Committee may, subject to this Section 8, make any adjustments to the Plan and/or incentive awards it deems appropriate.

Section 9.    Taxes

Any amount payable to a Participant under the Plan shall be subject to any applicable Federal, state and/or local income and employment taxes and any other amounts that the Company is required at law to deduct and withhold from such payment.

Section 10.    General Provisions

(a)	No Rights to Employment. Nothing contained in the Plan shall create any rights of employment in any Participant or in any way affect the right and power of the Company or a Subsidiary to discharge any Participant or otherwise terminate the Participant’s employment at any time with or without cause or to change the terms of employment in any way.

(b)	No Limit on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any incentive award paid under the Plan. No Participant or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(c)	Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

(d)	Unfunded Plan. Incentive awards under the Plan will be paid from the general assets of the Company, and the rights of Participants under the Plan will be only those of general unsecured creditors of the Company.

(e)	Non-alienation of Benefits. Except as expressly provided herein, no Participant shall have the power or right to sell, transfer, assign, pledge or otherwise encumber the Participant’s interest under the Plan.

(f)	Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g)	Successors. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein shall be deemed to refer to such successors.

(h)	Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the state of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

(i)	Section 409A of the Code. It is intended that all incentive awards paid pursuant to the Plan qualify as short-term deferrals, as defined in Section 1.409A-1(b)(4) of the Treasury Regulations. Nevertheless, to the extent applicable, it is intended that the Plan (and any agreements or other documents entered into with respect to incentive awards under the Plan) and any incentive awards granted hereunder comply with, and should be interpreted so that they are consistent with, the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Votes must be indicated (x) in Black or Blue ink. The shares represented by this Proxy will be voted as directed by the stockholder. Where no direction is given when a duly executed Proxy is voted, such shares will be voted FOR Proposals 1, 2, 3, 4 and 5. Please x Mark Here for Address Change or Comments SEE REVERSE SIDE The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4 and 5. BOARD RECOMMENDS Nominees: FOR WITHHOLD 01 Michael H. Lee 02 Steven W. Schuster 03 William W. Fox, Jr. 1. Election of Directors BOARD RECOMMENDS FOR AGAINST ABSTAIN 2. Auditor Ratification FOR AGAINST ABSTAIN 3. Approval of Amendment and Restatement of Company’s 2004 Long Term Equity Compensation Plan FOR AGAINST ABSTAIN 4. Approval of material terms of Company’s 2004 Long Term Equity Compensation Plan FOR AGAINST ABSTAIN 5. Approval of material terms of Company’s Short Term Performance Incentive Plan Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. FOLD AND DETACH HERE The Notice of Annual Meeting of Stockholders, the Proxy Statement and the 2007 Annual Report of Tower Group, Inc. are also available on-line at http://investor.twrgrp.com/sec.cfm

TOWER GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Michael H. Lee, Francis M. Colalucci and Stephen L. Kibble house, and each of them, proxies, with full power of substitution n i each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Annual Meeting of Stockholders of the Company to be held at the Company’s office, 120 Broadway, 31st floor, New York, NY 10271 on Thursday May 15, 2008 at 10:00 a.m., and at any adjournments thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting. ANNUAL MEETING OF STOCKHOLDERS MAY 15, 2008 When properly executed, your proxy will be voted as you indicate, or where no contrary indication is made, will be voted FOR Proposals 1, 2, 3, 4 and 5. The full text of the proposals and the position of the Board of Directors on each appears in the Proxy Statement and should be reviewed prior to voting. IMPORTANT: YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES TODAY. (Continued and to be marked, dated and signed, on the other side) Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE